EXHIBIT T3C

AMENDED AND RESTATED

CONVERTIBLE DEBENTURE INDENTURE

DATED AS OF

AMONG

ENERGY FUELS INC.,

BNY TRUST COMPANY OF CANADA,

AS CANADIAN TRUSTEE

AND

THE BANK OF NEW YORK MELLON,

AS U.S. TRUSTEE

PROVIDING FOR THE ISSUE OF DEBENTURES

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections
310(a)(1)	15.8
(a)(2)	15.8
(a)(3)	15.1
(a)(4)	N.A.
(a)(5)	15.8
(b)	15.3, 15.5
311(a)	15.5
(b)	15.5
312(a)	3.5
(b)	3.6
(c)	3.6
313(a)	15.4
(b)	15.4
(c)	15.4
(d)	15.4
314(a)	7.6, 7.8
(b)	N.A.
(c)(1)	1.20, 1.21
(c)(2)	1.20, 1.21
(c)(3)	N.A.
(d)	N.A.
(e)	1.21
315(a)	15.1(b), 15.2(a)
(b)	8.2
(c)	15.1(b)
(d)	15.1(c), 15.2(e)
(e)	8.14
316(a)(last sentence)	1.2
(a)(1)(A)	8.7
(a)(1)(B)	8.3
(a)(2)	13.13
(b)	8.13
(c)	1.22
317(a)(1)	8.4
(a)(2)	8.4
(b)	2.4
318(a)	1.19

N.A. means not applicable

Note: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1

1.1	Definitions	1
1.2	Meaning of “Outstanding”	10
1.3	Interpretation:	11
1.4	Headings, Etc.	11
1.5	Time of Essence	11
1.6	Monetary References	12
1.7	Invalidity, Etc.	12
1.8	Language	12
1.9	Successors and Assigns	12
1.10	Severability	12
1.11	Entire Agreement	12
1.12	Benefits of Indenture	12
1.13	Applicable Law and Attornment	12
1.14	Currency of Payment	13
1.15	Non-Business Days	13
1.16	Accounting Terms	13
1.17	Calculations	13
1.18	Schedules	13
1.19	Incorporation by Reference of Trust Indenture Act	14
1.20	Certificate and Opinion as to Conditions Precedent	14
1.21	Statements Required in Certificate or Opinion	14
1.22	Record Dates	15

ARTICLE 2 THE DEBENTURES		15

2.1	Limit of Debentures	15
2.2	Terms of Debentures of any Series	15
2.3	Form of Debentures	17
2.4	Paying Agent, Registrar and Conversion Agent	17
2.5	Form and Terms of Initial Debentures	18
2.6	Certification and Delivery of Debentures	27
2.7	Issue of Global Debentures	28
2.8	Execution of Debentures	29
2.9	Certification	29
2.10	Interim Debentures or Certificates	30
2.11	Mutilation, Loss, Theft or Destruction	30
2.12	Concerning Interest	31
2.13	Debentures to Rank Pari Passu	31
2.14	Payments of Amounts Due on Maturity	31
2.15	Payment of Interest	32
2.16	Tax Gross Up	33
2.17	FATCA	35

(ii)

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP		36

3.1	Definitive Debentures	36
3.2	Global Debentures	36
3.3	Transferee Entitled to Registration	38
3.4	No Notice of Trusts	38
3.5	Registers Open for Inspection	38
3.6	Debentureholder Communication	39
3.7	Exchanges of Debentures	39
3.8	Closing of Registers	39
3.9	Charges for Registration, Transfer and Exchange	40
3.10	Ownership of Debentures	40

ARTICLE 4 REDEMPTION AND PURCHASE OF DEBENTURES		41

4.1	Applicability of Article	41
4.2	Partial Redemption	41
4.3	Notice of Redemption	42
4.4	Debentures Due on Redemption Dates	43
4.5	Deposit of Redemption Monies or Common Shares	43
4.6	Right to Repay Redemption Price in Common Shares	43
4.7	Failure to Surrender Debentures Called for Redemption	46
4.8	Cancellation of Debentures Redeemed	46
4.9	Purchase of Debentures by the Corporation	46
4.10	Right to Repay Principal Amount in Common Shares	47

ARTICLE 5 SUBORDINATION OF DEBENTURES		50

5.1	Applicability of Article	50
5.2	Order of Payment	50
5.3	Subrogation to Rights of Holders of Senior Indebtedness	51
5.4	Obligation to Pay Not Impaired	52
5.5	No Payment if Senior Indebtedness in Default	52
5.6	Payment on Debentures Permitted	53
5.7	Confirmation of Subordination	53
5.8	Knowledge of Trustees	53
5.9	Trustees May Hold Senior Indebtedness	53
5.10	Rights of Holders of Senior Indebtedness Not Impaired	54
5.11	Altering the Senior Indebtedness	54
5.12	Additional Indebtedness	54
5.13	Right of Debentureholder to Convert Not Impaired	54
5.14	Invalidated Payments	54
5.15	Contesting Security	54
5.16	Trustees Not Fiduciaries for Holders of Senior Indebtedness	54

ARTICLE 6 CONVERSION OF DEBENTURES		55

6.1	Applicability of Article	55
6.2	Notice of Expiry of Conversion Privilege	55

(iii)

6.3	Revival of Right to Convert	55
6.4	Manner of Exercise of Right to Convert	55
6.5	Adjustment of Conversion Price	57
6.6	No Requirement to Issue Fractional Common Shares	63
6.7	Corporation to Reserve Common Shares	63
6.8	Cancellation of Converted Debentures	63
6.9	Certificate as to Adjustment	63
6.10	Notice of Special Matters	64
6.11	Protection of Trustees	64
6.12	U.S. Securities Laws	64

ARTICLE 7 COVENANTS OF THE CORPORATION		65

7.1	To Pay Principal, Premium (if any) and Interest	65
7.2	To Pay Trustees’ Remuneration	65
7.3	To Give Notice of Default	65
7.4	Preservation of Existence, etc.	65
7.5	Keeping of Books	65
7.6	Annual Certificate of Compliance; Reporting	65
7.7	Performance of Covenants by Trustees	66
7.8	SEC Reports	66
7.9	No Dividends on Common Shares if Event of Default	66
7.10	Maintain Listing	66

ARTICLE 8 DEFAULT		67

8.1	Events of Default	67
8.2	Notice of Events of Default	68
8.3	Waiver of Default	69
8.4	Enforcement by the Trustee	69
8.5	No Suits by Debentureholders	70
8.6	Application of Monies by Trustees	71
8.7	Control by Majority	72
8.8	Notice of Payment by Trustees	72
8.9	Trustees May Demand Production of Debentures	72
8.10	Remedies Cumulative	72
8.11	Judgment Against the Corporation	73
8.12	Immunity of Directors, Officers and Others	73
8.13	Rights of Holders to Receive Payment	73
8.14	Undertaking for Costs	73

ARTICLE 9 SATISFACTION AND DISCHARGE		73

9.1	Cancellation and Destruction	73
9.2	Non-Presentation of Debentures	74
9.3	Repayment of Unclaimed Monies or Common Shares	74
9.4	Discharge	75
9.5	Satisfaction	75
9.6	Continuance of Rights, Duties and Obligations	77

(iv)

ARTICLE 10 COMMON SHARE INTEREST PAYMENT ELECTION		78

10.1	Common Share Interest Payment Election	78

ARTICLE 11 SUCCESSORS		81

11.1	Corporation may Consolidate, Etc., Only on Certain Terms	81
11.2	Successor Substituted	82

ARTICLE 12 COMPULSORY ACQUISITION		82

12.1	Definitions	82
12.2	Offer for Debentures	83
12.3	Offeror’s Notice to Dissenting Debentureholders	83
12.4	Delivery of Debenture Certificates	84
12.5	Payment of Consideration to Trustees	84
12.6	Consideration to be Held in Trust	84
12.7	Completion of Transfer of Debentures to Offeror	84
12.8	Communication of Offer to Trust	85

ARTICLE 13 MEETINGS OF DEBENTUREHOLDERS		85

13.1	Right to Convene Meeting	85
13.2	Notice of Meetings	85
13.3	Chairman	87
13.4	Quorum	87
13.5	Power to Adjourn	87
13.6	Show of Hands	87
13.7	Poll	88
13.8	Voting	88
13.9	Proxies	88
13.10	Persons Entitled to Attend Meetings	89
13.11	Powers Exercisable by Extraordinary Resolution	89
13.12	Meaning of “Extraordinary Resolution”	91
13.13	Amendments, Supplements and Waivers Requiring Consent of Each Holder	92
13.14	Powers Cumulative	92
13.15	Minutes	92
13.16	Instruments in Writing	93
13.17	Binding Effect of Resolutions	93
13.18	Evidence of Rights of Debentureholders	93
13.19	Concerning Serial Meetings	93
13.20	Trustees’ Rights and Obligations	94

ARTICLE 14 NOTICES		94

14.1	Notice to Corporation	94
14.2	Notice to Debentureholders	94
14.3	Notice to Trustees	95
14.4	Mail Service Interruption	95

(v)

ARTICLE 15 CONCERNING THE TRUSTEES		95

15.1	General	95
15.2	Certain Rights of Trustees	96
15.3	Replacement of Trustees	97
15.4	Reports by Trustees to Holders	98
15.5	Trustee May Deal in Debentures	98
15.6	Investment of Monies Held by Trustees	99
15.7	Trustee Not Required to Give Security	99
15.8	Eligibility	99
15.9	Compensation and Indemnity	99
15.10	Acceptance of Trust	100
15.11	Attorney-in-Fact	100
15.12	Privacy Laws	101
15.13	Force Majeure	101
15.14	Anti-Money Laundering	102
15.15	Conditions Precedent to Trustees’ Obligations to Act Hereunder	102

ARTICLE 16 SUPPLEMENTAL INDENTURES		103

16.1	Supplemental Indentures	103
16.2	Conformity with Trust Indenture Act	104

ARTICLE 17 EXECUTION		104

17.1	Execution	104

Schedule “A” -	Form of Debenture
Schedule “B” -	Form of Redemption Notice
Schedule “C” -	Form of Maturity Notice
Schedule “D” -	Form of Notice of Conversion
Schedule “E” -	Form of Put Right Exercise Notice

(vi)

THIS AMENDED AND RESTATED CONVERTIBLE DEBENTURE INDENTURE made as of the      day of                     .

AMONG:

ENERGY FUELS INC., a corporation existing under the laws of Ontario and having its head office in Lakewood, Colorado (hereinafter called “ENERGY FUELS” or the “Corporation”)

BNY TRUST COMPANY OF CANADA, a trust company having an office in the City of Toronto, in the Province of Ontario (hereinafter called the “Canadian Trustee”)

and

THE BANK OF NEW YORK MELLON, a New York banking corporation organized and existing under the laws of the State of New York (hereinafter called the “U.S. Trustee”)

WITNESSETH THAT:

WHEREAS The Corporation and the Canadian Trustee are parties to the Indenture, dated as of July 24, 2012 (the “Original Indenture”) under which the Corporation issued $22,000,000 aggregate principal amount of Floating Rate Convertible Unsecured Subordinated Debentures due 2017 (the “Original Debentures”). The Corporation, the Canadian Trustee and the U.S. Trustee, with the consent of the registered owners of the Original Debentures given pursuant to the Original Indenture wish to amend and restate the Original Indenture to read in its entirety as set forth in this Indenture (and to amend and restate the Original Debentures as provided herein); and

WHEREAS this Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act (as defined herein).

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the respective covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Corporation, the Canadian Trustee and the U.S. Trustee covenant and agree, for the benefit of each other and for the equal and rateable benefit of the holders, as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)

“this Indenture”, “this Convertible Debenture Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)	“Additional Amounts” has the meaning ascribed thereto in Section 2.17(a);

(c)	“Additional Debentures” means Debentures of any one or more series, other than the Initial Debentures, issued under this Indenture;

(d)

“Applicable Period” means any period announced by the Board of Directors as a period of time for which a cash dividend or distribution will be declared and paid by the Corporation to the holders of all or substantially all of the outstanding Common Shares;

(e)	“Applicable Rate” has the meaning ascribed thereto in Section 2.5(c)(ii);

(f)	“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the provinces of Canada;

(g)	“arm’s length person” means a Person who is an “affiliate” as such term is defined in the Business Corporations Act (Ontario);

(h)	“Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(i)	“Beneficial Holder” means any Person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

(j)	“Board of Directors” means the board of directors of the Corporation or any committee thereof;

(k)	“Business Day” means any day other than a Saturday, Sunday or any other day that the Canadian Trustee in Toronto, Ontario or the U.S. Trustee in New York, New York is not generally open for business;

(l)	“Canadian Taxes” has the meaning ascribed thereto in Section 2.17(a);

(m)

“Canadian Trustee” means BNY Trust Company of Canada, a trust company having an office in the City of Toronto, in the Province of Ontario, or its successor(s) or assign(s) for the time being as Canadian Trustee hereunder;

(n)

“Change of Control” means (i) any transaction (whether by purchase, merger or otherwise) whereby a Person or Persons acting jointly or in concert directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Corporation, more than 50% of the votes that may be ordinarily case at a general meeting; (ii) the amalgamation, consolidation or merger of the Corporation with or into any other Person or any merger of another Person into the Corporation unless the holders of voting securities of the Corporation immediately prior to such amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction of the Corporation or the successor entity upon completion of the amalgamation, consolidation or merger; or (iii) any conveyance, transfer, lease, sale or other disposition of all or substantially all of the Corporation’s and its Subsidiaries’ assets and properties, taken as a whole, to another arm’s length Person;

(o)	“Change of Control Conversion Price” has the meaning ascribed thereto in Section 2.5(k)(ii);

(p)	“Change of Control Notice” has the meaning ascribed thereto in Section 2.5(k)(i);

(q)	“Change of Control Purchase Date” has the meaning ascribed thereto in Section 2.5(k)(i);

(r)	“Change of Control Purchase Offer” has the meaning ascribed thereto in Section 2.5(k)(i);

(s)

“Common Shares” means common shares in the capital of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.5, “Common Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(t)

“Common Share Bid Request” means a request for bids to purchase Common Shares (to be issued by the Corporation on the Common Share Delivery Date) made by the Trustees in accordance with the Common Share Interest Payment Election Notice and which shall make the acceptance of any bid conditional upon the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Common Shares which, together with the cash payments by the Corporation in lieu of fractional Common Shares, if any, equal the Interest Obligation;

(u)

“Common Share Delivery Date” means a date, not more than 90 days and not less than five Business Days prior to the applicable Interest Payment Date, upon which Common Shares are issued by the Corporation and delivered to the Trustees for sale pursuant to Common Share Purchase Agreements;

(v)

“Common Share Interest Payment Election” means an election to satisfy an Interest Obligation on the applicable Interest Payment Date in the manner described in the Common Share Interest Payment Election Notice;

(w)

“Common Share Interest Payment Election Amount” means the sum of the amount of the aggregate proceeds resulting from the sale of Common Shares on the Common Share Delivery Date pursuant to acceptable bids obtained pursuant to the Common Share Bid Requests, together with any amount paid by the Corporation in respect of fractional Common Shares pursuant to Section 10.1(g), that is equal to the aggregate amount of the Interest Obligation in respect of which the Common Share Interest Payment Election Notice was delivered;

(x)	“Common Share Interest Payment Election Notice” means a written notice made by the Corporation to the Trustees specifying:

(i)	the Interest Obligation to which the election relates;

(ii)	the Common Share Interest Payment Election Amount;

(iii)

the investment banks, brokers or dealers through which the Trustees shall seek bids to purchase the Common Shares and the conditions of such bids, which may include the minimum number of Common Shares, minimum price per Common Share, timing for closing for bids and such other matters as the Corporation may specify; and

(iv)	that the Trustees shall accept through the investment banks, brokers or dealers selected by the Corporation only those bids which comply with such notice;

(y)	“Common Share Proceeds Investment” has the meaning attributed thereto in Section 10.1(h);

(z)

“Common Share Purchase Agreement” means an agreement in customary form among the Corporation, the Trustees and the Persons making acceptable bids pursuant to a Common Share Bid Request, which complies with all applicable laws, including the U.S. Securities Laws, Applicable Securities Legislation and the rules and regulations of any stock exchange on which the Debentures or Common Shares are then listed;

(aa)	“Common Share Redemption Right” has the meaning attributed thereto in Section 4.6(a);

(bb)	“Common Share Repayment Right” has the meaning attributed thereto in Section 4.10(a);

(cc)

“Conversion Price” means the dollar amount for which each Common Share may be issued from time to time upon the conversion of Debentures or any series of Debentures which are by their terms convertible in accordance with the provisions of Article 6;

(dd)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustees or retained or employed by the Corporation and reasonably acceptable to the Trustees;

(ee)

“Current Market Price” means, generally, the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange, if the Common Shares are listed on the Toronto Stock Exchange, for the 20 consecutive trading days ending on the fifth trading day preceding the applicable date. If the Common Shares are not listed on the Toronto Stock Exchange, reference shall be made for the purpose of the above calculation to the principal securities exchange or market on which the Common Shares are listed or quoted, or if no such prices are available “Current Market Price” shall be the fair value of a Common Share as reasonably determined by the Board of Directors;

(ff)	“Date of Conversion” has the meaning ascribed thereto in Section 6.4(b);

(gg)	“Debenture Liabilities” has the meaning ascribed thereto in Section 5.1;

(hh)

“Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such Persons by endorsement or delivery;

(ii)

“Debentures” means the debentures, notes or other evidence of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form;

(jj)	“Defeased Debentures” has the meaning ascribed thereto in Section 9.6(b);

(kk)	“Definitive Debenture” means a certificated Debenture fully registered in the name of the holder thereof;

(ll)

“Depository” means, with respect to the Debentures of any series, the Person designated as depository by the Corporation pursuant to Section 2.2(m) and, in the case of the Initial Debentures, the Depository shall initially be the CDS Clearing and Depository Services Inc. (“CDS”);

(mm)

“Depository Participant” means a broker, dealer, bank, other financial institution or other Person for whom, from time to time, a Depository effects book entry for a Global Debenture deposited with the Depository;

(nn)	“Energy Fuels” or the “Corporation” means Energy Fuels Inc. and includes any successor to or of Energy Fuels which shall have complied with the provisions of Article 11;

(oo)	“Event of Default” has the meaning ascribed thereto in Section 8.1;

(pp)	“Excluded Holder” has the meaning ascribed thereto in Section 2.17(a);

(qq)	“Extraordinary Resolution” has the meaning ascribed thereto in Section 13.12;

(rr)

“Freely Tradeable” means, in respect of shares of capital of any class of any corporation, shares which: (i) are issuable without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Legislation and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar offering document) under Applicable Securities Legislation; and (ii) can be traded by the holder thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a control distribution (as defined in National Instrument 45-102 – “Resale of Securities” of the Canadian Securities Administrators), or a transaction or series of transaction incidental to a control distribution;

(ss)

“generally accepted accounting principles” or “GAAP” means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants (including as further described in Section 1.16);

(tt)

“Global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.7 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system;

(uu)	“Global Debenture Legend” means the legend identified as such in Schedule “A”;

(vv)	“Government Obligations” means securities issued or guaranteed by the Government of Canada or any province thereof;

(ww)

“Guarantees” means any guarantee, undertaking to assume, endorse, contingently agree to purchase, or to provide funds for the payment of, or otherwise become liable in respect of, any indebtedness, liability or obligation of any Person;

(xx)

“Holders’ Request” means an instrument signed in one or more counterparts by holders of not less than 25% of the aggregate principal amount of all outstanding Debentures requesting or directing the Trustees to take or refrain from taking the action or proceeding specified therein;

(yy)	“IFRS” means International Financial Reporting Standards;

(zz)

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively;

(aaa)

“Initial Debentures” means the Original Debentures, as amended and restated pursuant to this Indenture, designated as “Floating Rate Convertible Unsecured Subordinated Debentures” and described in Section 2.5;

(bbb)	“Interest Account” has the meaning ascribed thereto in Section 10.1(h);

(ccc)	“Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;

(ddd)	“Interest Payment Date” means a date specified in a Debenture as the date on which interest on such Debenture shall become due and payable;

(eee)

“Interest Period” means the period commencing on the date of issue of the Initial Debentures to but excluding the first Interest Payment Date and thereafter the period from and including an Interest Payment Date to and excluding the next Interest Payment Date;

(fff)

“Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustees) for each series of Debentures issued pursuant to and in accordance with this Indenture;

(ggg)	“Maturity Date” means the date specified for maturity of any Debentures;

(hhh)	“Maturity Notice” has the meaning ascribed thereto in Section 2.5(h);

(iii)	“MI 62-104” means Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian Securities Administrators;

(jjj)	“Offer Price” has the meaning ascribed thereto in Section 2.5(k)(i);

(kkk)	“Offeror’s Notice” has the meaning ascribed thereto in Section 12.3;

(lll)

“Officers’ Certificate” means a certificate of the Corporation signed by any two authorized officers or directors of the Corporation, in their capacities as officers or directors of the Corporation, and not in their personal capacities;

(mmm)	“Payor” has the meaning ascribed thereto in Section 2.17(a);

(nnn)

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

(ooo)

“Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof (and for the purposes of the definition of “Change of Control”, in addition to the foregoing, “Person” shall include any syndicate or group that would be deemed to be a “Person” under MI 62-104);

(ppp)	“Put Date” shall mean June 30, 2017;

(qqq)	“Put Price” has the meaning ascribed thereto in Section 2.5(l)(i) hereof;

(rrr)	“Put Right” has the meaning ascribed thereto in Section 2.5(l)(i) hereof;

(sss)	“Total Put Price” has the meaning ascribed thereto in Section 2.5(l)(i) hereof

(ttt)	“Redemption Date” has the meaning ascribed thereto in Section 4.3;

(uuu)	“Redemption Notice” has the meaning ascribed thereto in Section 4.3;

(vvv)

“Redemption Price” means, in respect of a Debenture, the amount payable on the Redemption Date, which amount may be payable by the issuance of Freely Tradeable Common Shares as provided for in Section 4.6;

(www)	“SEC” means the United States Securities and Exchange Commission;

(xxx)	“Senior Creditor” means a holder or holders of Senior Indebtedness and includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders;

(yyy)

“Senior Indebtedness” means all obligations, liabilities and indebtedness of the Corporation and its Subsidiaries, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed which would, in accordance with IFRS, be classified upon a consolidated statement of financial position of the Corporation as liabilities of the Corporation and its Subsidiaries and, whether or not so classified, includes (without duplication): (a) indebtedness of the Corporation or its Subsidiaries for borrowed money; (b) obligations of the Corporation or its Subsidiaries evidenced by bonds, debentures, commercial paper, notes or other similar instruments; (c) obligations of the Corporation or its Subsidiaries arising pursuant or in relation to bankers’ acceptances, letters of credit and letters of guarantee, financial leases, performance bonds and surety bonds (including payment and reimbursement obligations in respect thereof) or indemnities issued in connection therewith; (d) obligations of the Corporation or its Subsidiaries under any swap, hedging or other similar contracts or arrangements; (e) obligations of the Corporation or its Subsidiaries under Guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the Senior Indebtedness or other obligations of any other Person which would otherwise constitute Senior Indebtedness within the meaning of this definition; (f) all indebtedness of the Corporation or its Subsidiaries representing the deferred purchase price of any property or assets including, without limitation, purchase money mortgages; (g) indebtedness to trade creditors; (h) all renewals, extensions, restructurings, refundings and refinancings of any of the foregoing; (i) all accrued and unpaid interest, fees and other amounts in respect of any of the foregoing; and (j) all costs and expenses incurred by or on behalf of any Senior Creditor in enforcing payment or collection of any such Senior Indebtedness, including enforcing any security interest securing the same, provided that “Senior Indebtedness” shall not include any indebtedness that would otherwise be Senior Indebtedness if it is expressly stated to be subordinate to or rank pari passu with the Debentures;

(zzz)

“Senior Security” means all mortgages, liens, pledges, charges (whether fixed or floating), security interests, hypothecs or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness. Solely for the purposes of determining whether a Senior Security exists for the purposes of this Indenture, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale or capital lease or other title retention agreement and any lease in the nature thereof (excluding, for the avoidance of doubt, operating leases) and such retention of title by another Person shall constitute a Senior Security;

(aaaa)	“Serial Meeting” has the meaning ascribed thereto in Section 13.2(b)(i);

(bbbb)	“Subsidiary” has the meaning ascribed thereto in the Securities Act (Ontario);

(cccc)	“Tax Act” means the Income Tax Act (Canada), and the regulations thereunder as amended from time to time;

(dddd)	“Tax Proceedings” has the meaning ascribed thereto in Section 2.17(f);

(eeee)

“Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 6 or under Section 2.5(g) with respect to the Initial Debentures which is to be set forth separately in the form and terms for each series of Debentures which by their terms are to be convertible;

(ffff)	“Total Offer Price” has the meaning ascribed thereto in Section 2.5(k)(i);

(gggg)	“trading day” means, with respect to the Toronto Stock Exchange or other market for securities, any day on which such exchange or market is open for trading or quotation;

(hhhh)	“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended;

(iiii)

“Trustee” or “Trustees” means the party or parties named as the Canadian Trustee and the U.S. Trustee in this Indenture until a successor or assign to either or both of such Trustees shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, means each such successor or assign Trustee hereunder and, unless the context otherwise requires, a reference to “a Trustee” or “the Trustee” means either of the Trustees;

(jjjj)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(kkkk)

“U.S. Securities Laws” means all applicable securities legislation in the United States, including, without limitation, the 1934 Act and the rules and regulations promulgated thereunder, the 1933 Act and the rules and regulations promulgated thereunder and any applicable state securities laws;

(llll)

“U.S. Trustee” means The Bank of New York Mellon, a New York banking corporation organized and existing under the laws of the State of New York, or its successor(s) or assign(s) for the time being as U.S. Trustee hereunder;

(mmmm)	“UxC U308 Weekly Indicator Price” refers to the Ux Weekly Indicator (Spot Price) published by the Ux Consulting Company, LLC;

(nnnn)

“VWAP” means for the Common Shares the per Common Share volume-weighted average price on the Toronto Stock Exchange (or if the Common Shares are no longer traded on the Toronto Stock Exchange, on such other exchange as the Common Shares are then traded) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day. In each case, the “VWAP” will be determined without regard to after hours trading or any other trading outside of the primary trading session;

(oooo)	“Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation;

(pppp)	“1933 Act” means the United States Securities Act of 1933, as amended;

(qqqq)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended; and

(rrrr)	“90% Redemption Right” has the meaning ascribed thereto in Section 2(k)(iii).

All other terms used in this Indenture that are defined by the Trust Indenture Act or defined by Trust Indenture Act reference to another statute and that are not otherwise defined herein have the meanings assigned to them by such definitions.

1.2	Meaning of “Outstanding”

Every Debenture certified and delivered by the Trustees hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustees for cancellation, conversion or redemption or monies and/or Common Shares, as the case may be, for the payment thereof shall have been set aside under Section 9.2, provided that:

(a)

Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)

when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)

for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation or any of its affiliates shall be disregarded except that:

(i)

for the purpose of determining whether the Trustees shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Trustees knows are so owned shall be so disregarded; and

(ii)

Debentures so owned which have been pledged in good faith other than to the Corporation or any of its affiliates shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustees the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or any of its affiliates.

1.3	Interpretation:

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)	reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f)	unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g)

unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

1.4	Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5	Time of Essence

Time shall be of the essence of this Indenture.

1.6	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.7	Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.8	Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including the form of Debenture attached hereto as Schedule “A”, be drawn up in the English language only.

1.9	Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Debentures shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustees in this Indenture shall bind their respective successors.

1.10	Severability

In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.11	Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets (including the Original Indenture), whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Debentures.

1.12	Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Senior Creditors (to the extent provided in Article 5 only), and (to the extent provided in Section 8.12) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13	Applicable Law and Attornment

This Indenture, any supplemental indenture and the Debentures shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts; provided that the immunities, protections, indemnities and standards of care of the U.S. Trustee in connection with its administration of this Indenture and with the Debentures shall be governed by and construed in accordance with the laws of the State of New York. With respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Debenture, the Corporation, the Trustees and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario. The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

1.14	Currency of Payment

Unless otherwise indicated in a supplemental indenture with respect to any particular series of Debentures, all payments to be made under this Indenture or a supplemental indenture shall be made in Canadian dollars.

1.15	Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

1.16	Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with GAAP. For greater certainty, GAAP shall include any accounting standards, including IFRS, that may from time to time be approved for general application by the Canadian Institute of Chartered Accountants.

1.17	Calculations

The Corporation shall be responsible for making all calculations called for hereunder including, without limitation, calculations of Current Market Price. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Trustees. The Corporation will provide a schedule of its calculations to the Trustees and the Trustees shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

1.18	Schedules

The following Schedules are incorporated into and form part of this Indenture:

Schedule “A” -	Form of Debenture
Schedule “B” -	Form of Redemption Notice
Schedule “C” -	Form of Maturity Notice
Schedule “D” -	Form of Notice of Conversion

In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

1.19	Incorporation by Reference of Trust Indenture Act

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317 of the Trust Indenture Act through operation of Section 318(c) thereof on any Person, the duties so imposed by the Trust Indenture Act shall control. For purposes of this Indenture, “obligor” of the Debentures means the Corporation and any other obligor of the Debentures. All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by rules or regulations of the SEC have the meanings assigned to them by such definitions.

1.20	Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Corporation to the Trustees to take any action under this Indenture, the Corporation shall furnish to the Trustees:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an opinion of Counsel stating that all such conditions precedent have been complied with.

Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon an opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such opinion of Counsel with respect to the matters upon which such Officers’ Certificate is based are erroneous. Any opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon an Officers’ Certificate stating that the information with respect to such factual matters is in the possession of the Corporation, unless the counsel signing such opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officers’ Certificate with respect to the matters upon which such opinion of Counsel is based are erroneous.

1.21	Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i)	a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(iii)

a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

1.22	Record Dates

If the Corporation shall solicit from the holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a certified resolution, fix in advance a record date, which need not be the date provided in Section 316(c) of the Trust Indenture Act to the extent it would otherwise be applicable, for the determination of such holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such certified resolution.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the holders of record at the close of business on such record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of Debentures then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Debentures then outstanding shall be computed as of such record date.

ARTICLE 2

THE DEBENTURES

2.1	Limit of Debentures

Subject to the limitation in respect of the Initial Debentures set out in Section 2.5(a), the aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2	Terms of Debentures of any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)	the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)

any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.10, 3.2, 3.3, 3.6, Article 4 and Article 6);

(c)	the date or dates on which the principal of the Debentures of the series is payable;

(d)

the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)

the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)

the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed;

(g)

the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)

subject to the provisions of this Indenture, any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)	any other events of default or covenants with respect to the Debentures of the series;

(k)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l)	the form and terms of the Debentures of the series;

(m)

if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged for Definitive Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof;

(n)

applicable restrictions on transfer, conversion and exchange pursuant to and in accordance with the requirements of Applicable Securities Legislation, U.S. Securities Laws and other applicable securities laws;

(o)	if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(p)	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Board of Directors, Officers’ Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Board of Directors, Officers’ Certificate or in an indenture supplemental hereto.

2.3	Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Board of Directors (or to the extent established pursuant to, rather than set forth in, a resolution of the Board of Directors, in an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the directors or officers of the Corporation executing such Debentures on behalf of the Corporation, as conclusively evidenced by their execution of such Debentures.

2.4	Paying Agent, Registrar and Conversion Agent

The Corporation may appoint one or more paying agents, one or more registrars and one or more conversion agents, in which case each reference in this Indenture to the Trustees in respect of the obligations of the Trustees to be performed by that agent will be deemed to be references to that the agent. In each case the Corporation and the Trustees will enter into an appropriate agreement with the agent implementing the provisions of this Indenture relating to the obligations of the Trustees to be performed by the agent and the related rights. The Corporation initially appoints the Canadian Trustee as paying agent, registrar and conversion agent, and all functions related thereto shall occur at the principal office of the Canadian Trustee in Toronto, Ontario. The Corporation may change the paying agent, registrar or conversion agent without prior notice to the holders, provided that neither the Corporation nor any of its affiliates may act as paying agent, registrar or conversion agent.

The Corporation will require each paying agent other than the Trustees to agree in writing that the paying agent will hold in trust for the benefit of the holders or the Trustees all money held by the paying agent for the payment of principal of and interest on the Debentures and will promptly notify the Trustees of any default by the Corporation in making any such payment. The Corporation at any time may require a paying agent to pay all money held by it to the Trustees and account for any funds disbursed, and the Trustees may at any time during the continuance of any payment default, upon written request to a paying agent, require the paying agent to pay all money held by it to the Trustees and to account for any funds disbursed. Upon doing so, the paying agent will have no further liability for the money so paid over to the Trustees.

2.5	Form and Terms of Initial Debentures

(a)	The Initial Debentures are limited to an aggregate principal amount of $22,000,000 and designated as “Floating Rate Convertible Unsecured Subordinated Debentures”.

(b)	The Initial Debentures shall be dated as of the date of issue of the Initial Debentures and shall mature on December 31, 2020 (the “Maturity Date” for the Initial Debentures).

(c)

(i)

The Initial Debentures shall bear interest at the Applicable Rate from the date of issue, calculated and payable in semi-annual payments in arrears on the 30th day of June and the 31st day of December in each year computed on the basis of a 365-day year. Interest shall be payable at the Applicable Rate for each Interest Period from and including the last Interest Payment Date to, but excluding the next Interest Payment Date and the last such payment (representing interest payable from the last Interest Payment Date to the Maturity Date of the Initial Debentures) will fall due on December 31, 2020. Interest shall accrue on amounts in default at the Applicable Rate, compounded semi-annually, computed on the basis of a 365-day year. For certainty, the first interest payment will include interest accrued and unpaid from and including the date of issue of the Initial Debentures, up to, but excluding, the first Interest Payment Date.

(ii)

The interest rate for the Initial Debentures during each Interest Period (the “Applicable Rate”) shall be not less than 8.50% per annum and not more than 13.50% per annum and shall fluctuate at a rate per annum from Interest Period to Interest Period, based on the simple average of the Ux Weekly Indicator (Spot Price) (the “UxC U3O8 Weekly Indicator Price”) published by the Ux Consulting Company, LLC during the applicable Interest Period according to the table below:

UxC U308 Weekly Indicator Price (in US$)	Annual Interest Rate
Up to $54.99	8.50%
$55.00 – $59.99	9.00%
$60.00 – $64.99	9.50%
$65.00 – $69.99	10.00%

$70.00 – $74.99	10.50%
$75.00 – $79.99	11.00%
$80.00 – $84.99	11.50%
$85.00 – $89.99	12.00%
$90.00 – $94.99	12.50%
$95.00 – $99.99	13.00%
$100 and above	13.50%

(iii)

For each Interest Period terminating on June 30, the Applicable Rate shall be determined based on the simple average of the UxC U3O8 Weekly Indicator Price from January 1 to but excluding June 15 of that year. For each Interest Period terminating on December 31, the interest rate applicable to such period shall be determined based on the simple average of the UxC U3O8 Weekly Indicator Price from July 1 to but excluding December 15 of that year. In the case of a conversion of Debentures, a Redemption or a Change of Control, the Applicable Rate shall be based on the simple average of the UxC U3O8 Weekly Indicator Price from the first date of the applicable semi-annual period to the date that is 15 days before the Date of Conversion, Redemption Date or the date of the Change of Control Notice, as applicable.

(iv)

In the event that the UxC U3O8 Weekly Indicator Price ceases to exist, calculations will be based on another widely recognized uranium average price such as TradeTech, LLC or Bloomberg, to be determined by the Corporation.

(v)	Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

(vi)	The record dates for the payment of interest on the Initial Debentures will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

(d)

At any time prior to the Maturity Date of the Initial Debentures, provided that the Current Market Price at the time of the Redemption Notice is at least 125% of the Conversion Price, the Initial Debentures may be redeemed at the option of the Corporation in whole or in part from time to time on notice as provided for in Section 4.3 at a Redemption Price equal to 100% (expressed as a percentage of their principal amount) plus accrued and unpaid interest thereon up to (but excluding) the Redemption Date. In connection with the redemption of the Initial Debentures pursuant to this Section 2.5(d), the Corporation may, at its option and subject to the provisions of Section 4.6 and subject to regulatory or stock exchange approval, elect to satisfy its obligation to pay all or a portion of the aggregate Redemption Price of the Initial Debentures to be redeemed by issuing and delivering to the holders of such Initial Debentures, such number of Freely Tradeable Common Shares as is obtained by dividing the principal amount of such Initial Debentures by 95% of the Current Market Price in effect on the Redemption Date. If the Corporation elects to exercise such option, it shall so specify and provide details in the Redemption Notice. Any accrued and unpaid interest on such Initial Debentures to be redeemed will be paid in cash. The

Redemption Notice for the Initial Debentures shall be substantially in the form of Schedule “B”.

(e)

In addition, at any time after June 30, 2019 and prior to the Maturity Date of the Initial Debentures, the Initial Debentures may be redeemed at the option of the Corporation in whole or in part from time to time on notice as provided for in Section 4.3 at a Redemption Price equal to 101% (expressed as a percentage of their principal amount) plus accrued and unpaid interest thereon up to (but excluding) the Redemption Date. Notwithstanding anything in this Indenture to the contrary, in connection with the redemption of the Initial Debentures pursuant to this Section 2.5(e), the Redemption Price (including accrued and unpaid interest) shall be paid in cash only. The Redemption Notice for the Initial Debentures shall be substantially in the form of Schedule “B”.

(f)

The Initial Debentures will be subordinated to the Senior Indebtedness of the Corporation in accordance with the provisions of Article 5. In accordance with Section 2.13, the Initial Debentures will rank pari passu with each other series of Debentures issued under this Indenture or under indentures supplemental to this Indenture (regardless of their actual date or terms of issue) and, except as prescribed by law, with all other existing and future subordinated and unsecured indebtedness of the Corporation, other than Senior Indebtedness.

(g)

Upon and subject to the provisions and conditions of Article 6 and Section 3.9, the holder of each Initial Debenture shall have the right at such holder’s option, at any time prior to the close of business on the earlier of (i) the Business Day immediately preceding the Maturity Date of the Initial Debentures; or (ii) the fifth Business Day immediately preceding the Redemption Date if the Initial Debentures are called for redemption by notice to the holders of Initial Debentures in accordance with Sections 2.5(d) and 4.3 (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 in respect of the Initial Debentures), to convert any part, being $1,000 or an integral multiple thereof, of the principal amount of a Debenture into Common Shares at the Conversion Price in effect on the Date of Conversion. To the extent a redemption is a redemption in part only of the Initial Debentures, such right to convert, if not exercised prior to the applicable Time of Expiry, shall survive as to any Initial Debentures not redeemed or converted and be applicable to the next succeeding Time of Expiry.

The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Initial Debentures shall be equal to $4.15 such that approximately 240.96 Common Shares shall be issued for each $1,000 principal amount of Initial Debentures so converted. Except as provided below, no adjustment in the number of Common Shares to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Common Shares in accordance with Article 6, or for interest accrued on Initial Debentures surrendered. No fractional Common Shares will be issued, and holders will receive a cash payment in satisfaction of any fractional interest based on the Current Market Price as of the Date of Conversion, provided, however, that the Corporation shall not be required to make any payment of less than $5.00. The Conversion Price applicable to, and the Common Shares, securities or other property receivable on the conversion of, the Initial Debentures is subject to adjustment pursuant to the provisions of Section 6.5. The Conversion Price will not be adjusted for accrued interest on the Debentures.

Holders converting Debentures shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion to the date that is one Business Day prior to the Date of Conversion.

Notwithstanding any other provisions of this Indenture, if a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or Persons entitled to receive Common Shares in respect of the Debenture so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

A Debenture in respect of which a holder has accepted a notice in respect of a Change of Control Purchase Offer pursuant to the provisions of Section 2.5(k) may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

(h)

On redemption or maturity of the Initial Debentures, the Corporation may, at its option and subject to the provisions of Section 2.5, Section 4.6 and Section 4.10, as applicable, and subject to regulatory or stock exchange approval, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of the Initial Debentures due on redemption or maturity, by issuing and delivering to such holders of Initial Debentures Freely Tradeable Common Shares pursuant to the provisions of Sections 4.6 and 4.10, as applicable. If the Corporation elects to exercise such option, it shall provide details in the Redemption Notice or deliver a maturity notice (the “Maturity Notice”) to the holders of the Initial Debentures in substantially the form of Schedule “C” and provide the necessary details. Any accrued and unpaid interest on such Initial Debentures to be redeemed or repaid will be paid in cash.

(i)

The Initial Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. Each Initial Debenture and the certificate of the Trustees endorsed thereon shall be issued in substantially the form set out in Schedule “A” (provided that Initial Debentures issued in the form of Definitive Debentures shall be issued without the Global Debenture Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto), with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors executing such Initial Debenture in accordance with Section 2.8, as conclusively evidenced by their execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Trustees shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be, approved by a resolution of the Board of Directors, or as specified in an Officers’ Certificate.

The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Initial Debentures shall be issued in the form of one or more Global Debentures and/or one or more Definitive Debentures at the option of the Corporation.

The Global Debentures will be registered in the name of the Depository which, as of the date hereof, shall be CDS Clearing and Depository Services Inc. (or any nominee of the Depository). No Beneficial Holder will receive definitive certificates representing their interest in Debentures except as provided in this Section 2.5(i) and Section 3.2. A Global Debenture may be exchanged for Definitive Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof, as provided in Section 3.2.

The Definitive Debentures will be registered in the names of each holder thereof as provided in Section 3.1. A Definitive Debenture may be exchanged, or transferred to and registered in the name of a Person other than the registered holder thereof, as provided in Section 3.2.

(j)

Upon and subject to the provisions of Article 10, the Corporation may elect, from time to time, subject to any required regulatory or stock exchange approval, to satisfy all or part of its Interest Obligation on the Initial Debentures on any Interest Payment Date (including, for greater certainty, following conversion or upon maturity or redemption) by delivering: (i) cash, (ii) Freely Tradeable Common Shares; or (iii) a combination of (i) and (ii) to the Trustees pursuant to the Common Share Interest Payment Election.

(k)

Within 30 days following the occurrence of a Change of Control, and subject to the provisions and conditions of this Section 2.5(k), the Corporation shall be obligated to make the Change of Control Purchase Offer in writing to holders of the Initial Debentures then outstanding. The terms and conditions of such obligation are set forth below:

(i)

Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Trustees, and the Trustees shall promptly deliver to the holders of the Initial Debentures, a notice stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control (a “Change of Control Notice”) together with an offer in writing (the “Change of Control Purchase Offer”) to, at the option of the holder of the Initial Debentures, either: (i) purchase, on the Change of Control Purchase Date (as defined below), all (or any portion actually tendered to such offer) of the Initial Debentures then outstanding from the holders thereof made in accordance with the requirements of Applicable Securities Legislation and U.S. Securities Laws at a price per Initial Debenture equal to 100% of the principal amount thereof (the “Offer Price”) plus accrued and unpaid interest on such Initial Debentures up to, but excluding, the Change of Control Purchase Date (collectively, the “Total Offer Price”); or (ii) convert the Initial Debentures into Common Shares at the Change of Control Conversion Price. If such Change of Control Purchase Date is after a record date for the payment of interest on the Initial Debentures but on or prior to an Interest Payment Date, then the interest payable on such date will be paid to the holder of record of the Debentures on the relevant record date in cash. The “Change of Control Purchase Date” shall be the date that is 30 Business Days after the date that the Change of Control Notice and Change of Control Purchase Offer are delivered to holders of Initial Debentures.

(ii)	The Change of Control Conversion Price will be calculated as follows:

COCCP	=	ECP/(1+(CP x (c/t))) where:

COCCP	=	is the Change of Control Conversion Price;

ECP	=	is the Conversion Price in effect on the date of the Change of Control;

CP	=	30.0%;

c	=	the number of days from and including the date of the Change of Control to but excluding the Maturity Date; and

t	=	the number of days from and including the issuance date to but excluding the Maturity Date.

(iii)

If 90% or more in aggregate principal amount of the Initial Debentures outstanding on the date the Corporation provides the Change of Control Notice and the Change of Control Purchase Offer to holders of the Initial Debentures have been tendered for purchase pursuant to the Change of Control Purchase Offer on or before the expiration thereof, the Corporation has the right upon written notice provided to the Trustees within 10 days following the expiration of the Change of Control Purchase Offer, to redeem all the Initial Debentures remaining outstanding on the expiration of the Change of Control Purchase Offer at the Total Offer Price as at the Change of Control Purchase Date (the “90% Redemption Right”).

(iv)

Upon receipt of notice that the Corporation has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Initial Debentures, the Trustees shall promptly provide written notice to each Debentureholder that did not previously accept the Offer that:

(A)	the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective on the expiry of the Change of Control Purchase Offer at the Total Offer

Price, and shall include a calculation of the amount payable to such holder as payment of the Total Offer Price as at the Change of Control Purchase Date;

(B)

each such holder must transfer their Initial Debentures to the Corporation on the same terms as those holders that accepted the Change of Control Purchase Offer and must send their respective Initial Debentures, duly endorsed for transfer, to the Trustees within 10 days after the sending of such notice; and

(C)

the rights of such holder under the terms of the Initial Debentures and this Indenture cease to be effective as of the date of expiry of the Change of Control Purchase Offer provided the Corporation has, on or before the time of notifying the Trustees of the exercise of the 90% Redemption Right, paid the Total Offer Price to, or to the order of, the Trustees and thereafter the Initial Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder’s Total Offer Price upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.

(v)

The Corporation shall, on or before 11:00 a.m., Toronto time, on the Business Day immediately prior to the Change of Control Purchase Date, deposit with the Trustees or any other paying agent to the order of the Trustees, such sums of money as are sufficient to pay the Total Offer Price of the Initial Debentures to be purchased or redeemed by the Corporation on the Change of Control Purchase Date, provided the Corporation may elect to satisfy this requirement by providing the Trustees with a certified cheque or wire transfer for such amounts required under this Section 2.5(k)(v) post-dated to the date of expiry of the Change of Control Purchase Offer. The Corporation shall also deposit with the Trustees a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustees in connection with such purchase. Every such deposit shall be irrevocable. From the sums so deposited, the Trustees shall pay or cause to be paid to the holders of such Initial Debentures, the Total Offer Price to which they are entitled on the Corporation’s purchase.

(vi)

In the event that one or more of such Initial Debentures being purchased in accordance with this Section 2.5(k) becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Total Offer Price, the Corporation shall execute and the Trustees shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Initial Debentures for the portion of the principal amount of the Initial Debentures not purchased.

(vii)

Initial Debentures for which holders have accepted the Change of Control Purchase Offer and Initial Debentures which the Corporation has elected to redeem in accordance with this Section 2.5(k) shall become due and payable at the Total Offer Price on the Change of Control Purchase Date,

in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after the Change of Control Purchase Date, if the money necessary to purchase or redeem, or the Common Shares necessary to purchase or redeem, the Initial Debentures shall have been deposited as provided in this Section 2.5(k) and affidavits or other proofs as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustees whose decision shall be final and binding upon all parties.

(viii)

In case the holder of any Initial Debenture to be purchased or redeemed in accordance with this Section 2.5(k) shall fail on or before the Change of Control Purchase Date to so surrender such holder’s Initial Debenture or shall not within such time accept payment of the monies payable, to take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Trustees may require, such monies may be set aside in trust, or such certificates may be held in trust, without interest, either in the deposit department of the Trustees or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or the Common Shares so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery of such holder’s Initial Debenture. In the event that any money or certificates representing Common Shares required to be deposited hereunder with the Trustees or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of five years less one day from the Change of Control Purchase Date, then such monies, or certificates representing Common Shares, together with any distributions paid thereon, shall at the end of such period be paid over or delivered over by the Trustees or such depository or paying agent to the Corporation and the Trustees shall not be responsible to Debentureholders for any amounts owing to them. Notwithstanding the foregoing, the Trustees will pay any remaining funds deposited hereunder prior to the expiry of five years less one day after the Change of Control Purchase Date to the Corporation upon receipt from the Corporation of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of five years less one day after the Change of Control Purchase Date, the Corporation shall reimburse the Trustees for any amounts required to be paid by the Trustees to a holder of a Debenture pursuant to the Change of Control Purchase Offer after the date of such payment of the remaining funds to the Corporation but prior to five years less one day after the Change of Control Purchase Date.

(ix)

Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid under this Section 2.5(k) shall forthwith be delivered to the Trustees and cancelled and no Initial Debentures shall be issued in substitution therefor.

(l)	Holders of the Initial Debentures shall have a right to require the Corporation to purchase up to 20% of the Initial Debentures on the following terms and conditions:

(i)

Each holder of Initial Debentures shall have the right (the “Put Right”) to require the Corporation to purchase up to 20% of the Initial Debentures held by such holder on the Put Date at a price equal to 100% of the principal amount thereof (the “Put Price”) plus accrued and unpaid interest (less any tax required by law to be deducted) on such Initial Debentures up to, but excluding, the Put Date (collectively, the “Total Put Price”).

(ii)

To exercise the Put Right, a holder of Initial Debentures must deliver to the Trustees, not less than 10 Business Days prior to the Put Date, written notice of the holder’s exercise of the Put Right in the form attached as Schedule “E” hereto together with (A) the Initial Debentures with respect to which the right is being exercised, duly endorsed for transfer, or (B) if the Initial Debentures have been issued as Global Debentures, a duly endorsed form of transfer.

(iii)

The Corporation shall, on or before 11:00 a.m., Toronto time on the Business Day immediately prior to the Put Date, deposit with the Trustees or any paying agent to the order of the Trustees, such sums of money as are sufficient to pay the Total Put Price of the Initial Debentures to be purchased by the Corporation on the Put Date, provided the Corporation may elect to satisfy this requirement by providing the Trustees with a certified cheque for such amounts post-dated to the Put Date or the Corporation may satisfy this requirement by an electronic funds transfer of such sums of money on the Business Day prior to the Put Date.

(iv)

Upon surrender of any Initial Debentures for payment of the Total Put Price, the portion of the Initial Debentures that are purchased pursuant to the Put Right shall forthwith be cancelled and the Corporation shall execute and the Trustees shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Initial Debentures for the portion of the principal amount of the Initial Debentures not purchased.

(v)

If the holder of any Initial Debenture to be purchased pursuant to a Put Right shall fail on or before the Put Date to surrender such holder’s Initial Debenture or duly endorsed form of transfer or shall not within such time accept payment of the moneys payable, or give such receipt therefor, if any, as the Trustees may require, such moneys may be set aside in trust without interest, either in deposit with the Trustees or in a chartered bank for the benefit of the Trustees, and such setting aside shall for all purposes be deemed a payment to the holder of the Initial Debentures of the sum so set aside and the Initial Debentures that were so purchased shall thereafter not be considered as outstanding hereunder and the holder of such Initial Debentures shall have no other right in respect of such purchased Initial Debentures except to receive payment of the moneys so paid and deposited, upon surrender and delivery of such holder’s Initial Debenture, of the Total Put Price. If any money required to be deposited hereunder with the Trustees or any depositary or paying agent on account of principal or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of ten years from the Put Date, then to the extent permitted by law, such moneys, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustees or such depositary or paying agent to the Corporation and the Trustees shall not be responsible to holder of the Initial Debentures for any amounts owing to them.

2.6	Certification and Delivery of Debentures

The Corporation may from time to time request the Trustees to certify and deliver Initial Debentures or Additional Debentures of any series by delivering to the Trustees the documents referred to below in this Section 2.6 whereupon the Trustees shall certify such Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Trustees as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series, other than with respect to the Initial Debentures, shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying such Debentures, the Trustees shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	an Officers’ Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of the Additional Debentures were established;

(b)

a Written Direction of the Corporation requesting certification and delivery of Debentures and setting forth delivery instructions, provided that, with respect to Additional Debentures of a series subject to a Periodic Offering:

(i)

such Written Direction of the Corporation may be delivered by the Corporation to the Trustees prior to the delivery to the Trustees of such Additional Debentures of such series for certification and delivery;

(ii)

the Trustees shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Trustees as may be specified from time to time by a Written Direction of the Corporation;

(iii)

the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv)

if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

(c)

an opinion of Counsel, in form and substance satisfactory to the Trustees, acting reasonably, to the effect that all requirements imposed by this Indenture and by law in connection with the proposed issue of the Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion, and that upon the execution and authentication of the Debentures, the Debentures will be valid and binding obligations of the Corporation, enforceable in accordance with their terms; and

(d)

an Officers’ Certificate (which Officers’ Certificate shall be in such form that satisfies all applicable laws) certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of the Debentures (including those set forth in Section 15.5), have been complied with subject to the delivery of any documents or instruments specified in such Officers’ Certificate and that no Event of Default exists or will exist upon such certification and delivery.

2.7	Issue of Global Debentures

(a)

The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Trustees at the time of issue of such Debentures, and in such event the Corporation shall execute and the Trustees shall certify and deliver one or more Global Debentures that shall:

(i)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(ii)	be delivered by the Trustees to such Depository or pursuant to such Depository’s instructions; and

(iii)	bear a legend substantially to the following effect:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ENERGY FUELS INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN

THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

TRANSFERS OF THIS DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CDS & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.”

(b)

Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

(c)

Global Debentures issued to the Depository may be surrendered to the Trustees for an electronic position on the register of Debentureholders to be maintained by the Trustees in accordance with Section 3.2(a). All Debentures maintained in such electronic position will be valid and binding obligations of the Corporation, entitling the registered holders thereof to the same benefits as those registered holders who hold Debentures in physical form. This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Debentures held in such electronic position.

The Debentures and the Common Shares issuable upon conversion thereof have not been and will not be registered under the 1933 Act or under any state securities laws.

2.8	Execution of Debentures

All Debentures shall be signed (either manually or by electronic signature) by any one authorized director or officer of the Corporation holding office at the time of signing. An electronic signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be.

Notwithstanding that any Person whose signature, either manual or electronic, appears on a Debenture as a director or officer may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.9	Certification

No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Trustees substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the applicable Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

The certificate of the applicable Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Trustees as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Trustees shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the applicable Trustee on the Debentures or interim Debentures shall, however, be a representation and warranty by the applicable Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the applicable Trustee pursuant to the provisions of this Indenture.

2.10	Interim Debentures or Certificates

Pending the delivery of Definitive Debentures of any series to the applicable Trustee, the Corporation may issue and the applicable Trustee certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to Definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the applicable Trustee certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the applicable Trustee and thereupon the applicable Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation and the Trustees may approve entitling the holders thereof to Definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for Definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the Definitive Debentures to the applicable Trustee, the applicable Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the applicable Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.11	Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the applicable Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustees and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustees such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.12	Concerning Interest

(a)

All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to and excluding the next Interest Payment Date.

(b)

Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period shall be computed on the basis of a year of 365 days and the actual number of days elapsed in such period. With respect to any series of Debentures, for the purposes disclosure under the Interest Act (Canada), whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in such calendar year of calculation and dividing it by the number of days in the deemed year.

2.13	Debentures to Rank Pari Passu

The Debentures will be direct unsecured obligations of the Corporation. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Corporation, other than Senior Indebtedness.

2.14	Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures and subject to Section 4.10, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Trustees a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Trustees for the purposes of this Indenture. On or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Trustees a certified cheque or wire transfer for deposit in the applicable

Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon). The Trustees, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Trustees designated for such purpose by the Corporation and the Trustees. The delivery of such funds to the Trustees for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

2.15	Payment of Interest

The following provisions shall apply to Debentures, except as otherwise provided in Section 2.5(c) or specified in a resolution of the Board of Directors, an Officers’ Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

(a)

As interest becomes due on each Debenture (except, subject to certain exceptions set forth herein including in Section 2.5, on conversion or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture), the Corporation, either directly or through the Trustees or any agent of the Trustees, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustees, payment of such interest to the order of the registered holder of such Debenture appearing on the registers maintained by the Trustees at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Trustees must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Corporation, either directly or through the Trustees or any agent of the Trustees, will issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as they shall reasonably require and upon being indemnified to their satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustees, acting reasonably, with the same effect as though payment had been made in the manner provided above.

(b)

All payments of interest on the Global Debenture shall be made by electronic funds transfer or certified cheque made payable to the Depository or its nominee on the day interest is payable for subsequent payment to Beneficial Holders of the applicable Global Debenture, unless the Corporation, the Trustees and the Depository otherwise agree. None of the Corporation, the Trustees or any agent of the Trustees for any Debenture issued as a Global Debenture will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.16	Tax Gross Up

(a)

Unless otherwise expressly provided in the terms of the Debentures, all payments made by the Corporation, Depository, a Depository Participant or a financial intermediary having an account with any Depository Participant making such payment (the “Payor”) under or with respect to the Debentures (including for greater certainty and without limitation, the delivery of Common Shares or other property in connection with the exercise of a conversion of Debentures), to a holder will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge including penalties, interest and other liabilities related thereto imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless there is an obligation on the Payor to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. Notwithstanding anything to the contrary contained herein or in any Debenture, if the Payor is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debentures, the Corporation will pay on behalf of each holder as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder (such holder, an “Excluded Holder”) in respect of the beneficial owner thereof which is subject to such Canadian Taxes by reason of such holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other presence in, or otherwise having some present or former connection with Canada or any province or territory thereof otherwise than by the mere holding of Debentures or the receipt of payments thereunder.

(b)	The Corporation will make payment of all Additional Amounts to each Payor and each Payor will:

(i)	make such withholding or deduction;

(ii)	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law; and

(iii)	provide to the holders of Debentures copies of tax receipts and other documents evidencing such payment by the Corporation in a timely fashion.

(c)

The Corporation will indemnify and hold harmless each holder (other than an Excluded Holder), and, within 10 Business Days upon a written request in respect thereof, reimburse each such holder for the amount, excluding any payment of Additional Amounts by the Corporation, of:

(i)	any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Debentures;

(ii)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(iii)

any Canadian Taxes imposed with respect to any reimbursement under clause (i) or (ii) in this paragraph, but excluding any such Canadian Taxes on such holder’s net income and such indemnity will survive the termination or discharge of this Indenture and the payment of all amounts under or with respect to the Debenture indefinitely.

(d)

Wherever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Debenture, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)

If Canadian Taxes are or were required to be withheld or deducted in respect of amounts payable or paid by any Payor from any payment to be made or made hereunder pursuant to applicable law or by the interpretation or administration thereof, such Payor shall provide the Corporation with notice in writing that such withholding or deduction is or was required and certifying all of the facts and circumstances supporting the conclusion that such withholding or deduction is or was required. Such certificate shall constitute prima facie evidence of the Corporation’s obligation to pay the Additional Amounts required under Section 2.16(b).

(f)

If Canadian Taxes are required to be withheld or deducted from any payment made hereunder pursuant to applicable law or by the interpretation or administration thereof and the Corporation is required to pay Additional Amounts to a holder pursuant to this Section 2.16, or indemnify a holder under Section 2.16(c), the holder shall use its commercially reasonable efforts to cooperate with the Corporation in taking any action to dispute, object to or appeal the liability of the holder for Canadian Taxes or in claiming a refund of amounts remitted as

Canadian Taxes (or any objection or appeal in connection therewith) (collectively, “Tax Proceedings”).

Without limiting the generality of the foregoing:

(i)

The holder agrees that the Corporation shall, at its own expense, have the right to initiate and conduct and have carriage and control of the Tax Proceedings and where necessary for the purposes of the Tax Act in the name of, and on behalf of, the holder.

(ii)

The holder shall use its commercially reasonable efforts to do all acts and sign all documents that may be necessary or desirable in order to initiate or conduct the Tax Proceedings where such Tax Proceedings need to be initiated or conducted in the name of, or on behalf of, the holder.

(iii)

If the holder receives a refund of any amount with respect to Canadian Taxes (including interest, on such refund, if any) for which the Corporation grossed up the holder, the holder shall forthwith pay the amount of any such refund (including interest, on such refund, if any less any applicable withholding tax), to such extent, to the Corporation and hereby assigns the right to any such refund, to such extent, to the Corporation.

For certainty, the holder shall provide any information regarding itself and/or its beneficial owners to the Corporation as may be desirable or necessary to permit the Corporation to comply with its withholding obligations and advance any Tax Proceedings. To the extent the holder incurs any reasonable expense or liability in connection with its activities pursuant to this Section 2.16(e), the Corporation shall reimburse and indemnify the holder within two Business Days of request by the holder. The Corporation shall not disclose any information provided herein without the express written consent of the holder, and shall not use any information provided under this Section 2.16 for any purpose other than in connection with the Tax Proceedings.

(g)

In order to assist the Corporation in complying with this Section 2.16, the Trustees will request from the Depository and provide to the Corporation within two Business Days of each record date, a list of Depository participants who hold Debentures as of the record date.

2.17	FATCA

The Corporation agrees (i) to provide the Trustees with such reasonable information as it has in its possession to enable the Trustees to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustees shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustees shall not have any liability.

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Definitive Debentures

(a)

With respect to each series of Debentures issuable as Definitive Debentures, the Corporation shall cause to be kept at the principal office of the Trustees or such other registrar as the Corporation, with the approval of the Trustees, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Trustees, a register in which shall be entered the names and addresses of the holders of Definitive Debentures and particulars of the Debentures held by them respectively and of all transfers of Definitive Debentures. Such registration shall be noted on the Debentures by the Trustees or other registrar unless a new Debenture shall be issued upon such transfer.

(b)

No transfer of a Definitive Debenture shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustees or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Trustees and upon compliance with such other reasonable requirements as the Trustees or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Debenture by the Trustees or other registrar.

3.2	Global Debentures

(a)

With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Corporation shall cause to be kept by and at the principal office of the Canadian Trustee in Toronto, Ontario or such other registrar as the Corporation, with the approval of the Trustees, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustees, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof.

(b)

Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Board of Directors, Officers’ Certificate or supplemental indenture relating to a particular series of Additional Debentures:

(i)	Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)

Global Debentures may be transferred at any time after the Depository for such Global Debentures (i) has notified the Trustees, or the Corporation has notified the Trustees, that it is unwilling or unable to continue as Depository for such Global Debentures, or (ii) ceases to be eligible to be a Depository under Section 2.7(b), provided that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Debentures;

(iii)

Global Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Trustees in writing;

(iv)

Global Debentures may be transferred at any time after an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Event of Default has not been waived pursuant to Section 8.3;

(v)

Global Debentures may be transferred or exchanged for definitive certificates at any time after a Depository has determined, in its sole discretion, that such transfer or exchange is required to effect conversion and/or redemption rights in accordance with the terms hereof and has communicated such determination to the Trustees in writing;

(vi)	Global Debentures may be transferred if required by applicable law; or

(vii)	Global Debentures may be transferred if the book-entry only registration system ceases to exist.

(c)	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to Section 3.2(b):

(i)

the Corporation and the Trustees may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii)

the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)	the Depository will make book-entry transfers among the Depository Participants; and

(iv)

whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Trustees.

(d)

Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Trustees shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with U.S. Securities Laws and Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to a series of Debentures issued hereunder, the Trustees shall notify all applicable Depository Participants and Beneficial Holders, through the Depository, of the availability of Definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Trustees shall deliver the Definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

3.3	Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustees or other registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4	No Notice of Trusts

Neither the Corporation nor the Trustees nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times be open for inspection by the Corporation, the Trustees or any Debentureholder. Every registrar, including the Trustees, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Debentures and shall otherwise comply with Section 312(a) of the Trust Indenture Act. Every registrar, including the Trustees, shall from time to time when requested so to do by the Corporation or by the Trustees, in writing, furnish the Corporation or the Trustees, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Trustees shall be entitled to charge a reasonable fee to provide such a list.

3.6	Debentureholder Communication

The rights of holders to communicate with other holders with respect to the Indenture or the Debentures are as provided by the Trust Indenture Act, and the Corporation and the Trustees shall comply with the requirements of Section 312(b) of the Trust Indenture Act. Neither the Corporation nor the Trustees will be held accountable by reason of any disclosure of information as to names and addresses of holders made pursuant to the Trust Indenture Act.

3.7	Exchanges of Debentures

(a)

Subject to Sections 3.1, 3.2 and 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)

In respect of exchanges of Debentures permitted by Section 3.7(a), Debentures of any series may be exchanged only at the principal office of the Trustees or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustees. Any Debentures tendered for exchange shall be surrendered to the Trustees. The Corporation shall execute and the Trustees shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c)

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.8	Closing of Registers

(a)	Neither the Corporation nor the Trustees nor any registrar shall be required to:

(i)	make transfers or exchanges or convert any Definitive Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(ii)	make transfers or exchanges of, or convert any Debentures on the day of any selection by the Trustees of Debentures to be redeemed or during the five preceding Business Days; or

(iii)	make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b)

Subject to any restriction herein provided, the Corporation with the approval of the Trustees may at any time close any register for any series of Debentures, other than those kept at the principal office of the Trustees, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.9	Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Trustees or other registrar, except as otherwise herein provided, may make a reasonable charge for their services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Trustees and the Corporation), and payment of such charges and reimbursement of the Trustees or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)	for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.10 for a Definitive Debenture;

(b)	for any exchange of a Global Debenture as contemplated in Section 3.2.

3.10	Ownership of Debentures

(a)

Prior to the registration of any transfer, the Corporation, the Person in whose name any Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(b)

The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal, premium, if any, or interest shall be a good discharge to the Trustees, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(c)

Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustees, any registrar and to the Corporation.

(d)

In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustees and any registrar and to the Corporation.

ARTICLE 4

REDEMPTION AND PURCHASE OF DEBENTURES

4.1	Applicability of Article

Subject to regulatory and stock exchange approval, Sections 2.5(d) and 2.5(e) and Article 5, the Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time before maturity, either by payment of money, by issuance of Freely Tradeable Common Shares as provided in Section 4.6 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

Subject to regulatory and stock exchange approval and Article 5, the Corporation shall also have the right at its option to repay, either in whole or in part, on maturity, either by payment of money in accordance with Section 2.14, by issuance of Freely Tradeable Common Shares as provided in Section 4.10 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so repayable on maturity (subject however, to any applicable restriction on the repayment of the principal amount of the Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debenture and shall have been expressed in this Indenture, in the Debentures, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

4.2	Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the payment of Freely Tradeable Common Shares pursuant to Section 4.6, the Debentures to be so redeemed shall be selected by the

Trustees on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Trustees deems equitable, subject to the approval of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, as may be required from time to time. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustees may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, the Corporation shall execute and the Trustees shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Trustees shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3	Notice of Redemption

Notice of redemption (the “Redemption Notice”) of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 14.2. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

(a)	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)

in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustees and the Corporation; and

(d)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4	Debentures Due on Redemption Dates

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or the Common Shares to be issued to redeem, such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustees as to the publication and/or mailing of such notices shall have been lodged with them, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustees whose decision shall be final and binding upon all parties in interest.

4.5	Deposit of Redemption Monies or Common Shares

Redemption of Debentures shall be provided for by the Corporation depositing with the Trustees or any paying agent to the order of the Trustees, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, or certificates representing such Common Shares, or both as the case may be, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date, provided the Corporation may elect to satisfy this requirement by providing the Trustees with a certified cheque or wire transfer for such amounts required under this Section 4.5 post-dated to the Redemption Date. The Corporation shall also deposit with the Trustees a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustees in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Trustees shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption.

4.6	Right to Repay Redemption Price in Common Shares

(a)

Subject to the receipt of any required regulatory and stock exchange approvals, Section 2.5(e) and the other provisions of this Section 4.6, the Corporation may, at its option, in exchange for or in lieu of paying the Redemption Price in money, elect to satisfy its obligation to pay all or any portion of the Redemption Price by issuing and delivering to holders on the Redemption Date that number of Freely Tradeable Common Shares obtained by dividing the aggregate principal amount of the outstanding Debentures (or applicable portion thereof to be satisfied by the issuance and delivery of Freely Tradeable Common Shares) by 95% of the then Current Market Price of the Common Shares on the Redemption Date (the “Common Share Redemption Right”); provided that, subject to the ability of the Corporation to exercise the Common Share Interest Payment Election in accordance with Article 10, all accrued and unpaid interest thereon shall be payable to the holder in cash.

(b)

The Corporation shall exercise the Common Share Redemption Right by so specifying in the Redemption Notice, which shall be delivered to the Trustees and the holders of Debentures not more than 60 days and not less than 40 days prior to the Redemption Date, and shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Common Share Redemption Right in such notice.

(c)	The Corporation’s right to exercise the Common Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the Redemption Date:

(i)

the issuance of the Common Shares on the exercise of the Common Share Redemption Right shall be made in accordance with U.S. Securities Laws and Applicable Securities Legislation and such Common Shares shall be issued as Freely Tradeable Common Shares;

(ii)

such additional Freely Tradeable Common Shares shall be listed or conditionally approved for listing on each stock exchange on which the Common Shares are then listed, the Toronto Stock Exchange or national securities exchange or quoted in an inter-dealer quotation system of any registered national securities association;

(iii)	the Corporation shall be a reporting issuer in good standing under Applicable Securities Legislation;

(iv)	no Event of Default shall have occurred and be continuing;

(v)

the Trustees shall have received an Officers’ Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Redemption Date; and

(vi)

the Trustees shall have received an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation shall pay the Redemption Price entirely in cash in accordance with Section 4.5 unless the Debentureholder waives the conditions which are not satisfied. In the event that the Corporation duly exercises its Common Share Redemption Right, upon presentation and surrender of the Debentures for payment on the Redemption Date, at any place where a register is maintained pursuant to Article 3 or any other place specified in the Redemption Notice, the Corporation shall on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Redemption Date make the delivery to the Trustees for delivery to and on account of the holders, of certificates representing the Freely Tradeable Common Shares to which such holders are entitled.

(d)

No fractional Freely Tradeable Common Shares shall be delivered upon the exercise of the Common Share Redemption Right but, in lieu thereof, the Corporation shall pay to the Trustees for the account of the holders, at the time contemplated in this Section 4.6, the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Redemption Date, provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

(e)

A holder shall be treated as the shareholder of record of the Freely Tradeable Common Shares issued on due exercise by the Corporation of its Common Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter, and in the event that the Trustees receives the same, they shall hold the same in trust for the benefit of such holder.

(f)

The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Common Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Freely Tradeable Common Shares will be issued pursuant to exercise of the Common Share Redemption Right, such number of Freely Tradeable Common Shares as shall be issuable in such event. All Freely Tradeable Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(g)

The Corporation shall comply with all U.S. Securities Laws and Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Common Share Redemption Right and shall cause to be listed and posted for trading such Common Shares on each stock exchange on which the Common Shares are then listed.

(h)

The Corporation shall from time to time promptly pay, or make provision satisfactory to the Trustees for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, if any) which shall be payable with respect to the issuance or delivery of Freely Tradeable Common Shares to holders upon exercise of the Common Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

4.7	Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Debenture, or shall not within such time accept payment of the redemption monies payable, or take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Trustees may require, such redemption monies may be set aside in trust, or such certificates may be held in trust without interest, either in the deposit department of the Trustees or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or Common Shares so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery of such holder’s Debenture of the Redemption Price, as the case may be, of such Debenture, plus any accrued but unpaid interest thereon to but excluding the Redemption Date. In the event that any money, or certificates representing Common Shares, required to be deposited hereunder with the Trustees or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of five years less one day from the Redemption Date, then such monies or certificates representing Common Shares, together with any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Trustees or such depository or paying agent to the Corporation on its demand, and thereupon the Trustees shall not be responsible to Debentureholders for any amounts owing to them and, subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any limitation period provided by the laws of Ontario. Notwithstanding the foregoing, the Trustees will pay any remaining funds prior to the expiry of five years less one day after the Redemption Date to the Corporation upon receipt from the Corporation, of an unconditional letter of credit denominated and payable in the currency or currency unit in which the Debentures are payable and in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of five years less one day after the Redemption Date, the Corporation shall reimburse the Trustees for any amounts required to be paid by the Trustees to a holder of a Debenture pursuant to the redemption after the date of such payment of the remaining funds to the Corporation but prior to five years less one day after the redemption.

4.8	Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.9 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Trustees and cancelled and no Debentures shall be issued in substitution for those redeemed.

4.9	Purchase of Debentures by the Corporation

Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may, if it is not at the time in default hereunder, at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract or otherwise, at any price. All Debentures so purchased will be delivered to the Trustees and shall be cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustees on a pro rata basis or in such other manner as consented to by the Toronto Stock Exchange or such other exchange on which the Debentures are then listed which the Trustees consider appropriate, or in accordance with requirements, policies or procedures of the Depository, if applicable, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustees may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustees shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Trustees shall make notations on the Global Debenture of the principal amount thereof so purchased.

4.10	Right to Repay Principal Amount in Common Shares

(a)

Subject to the receipt of any required regulatory and stock exchange approvals and the other provisions of this Section 4.10, the Corporation may, at its option, in exchange for or in lieu of repaying the Debentures in money, elect to satisfy its obligation to repay the principal amount of all or any portion of the principal amount of the Debentures outstanding, by issuing and delivering to holders on the Maturity Date of such Debentures that number of Freely Tradeable Common Shares obtained by dividing the principal amount of the Debentures (or applicable portion thereof to be satisfied by the issuance and delivery of Freely Tradeable Common Shares) by 95% of the then Current Market Price of the Common Shares on the Maturity Date (the “Common Share Repayment Right”); provided that all accrued and unpaid interest thereon shall be payable to the holder in cash.

(b)

The Corporation shall exercise the Common Share Repayment Right by so specifying in the Maturity Notice, which shall be delivered to the Trustees and the holders of Debentures not more than 60 days and not less than 40 days prior to the Maturity Date, and which shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Common Share Repayment Right on the Maturity Date.

(c)	The Corporation’s right to exercise the Common Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

(i)

the issuance of the Common Shares on the exercise of the Common Share Repayment Right shall be made in accordance with U.S. Securities Laws and Applicable Securities Legislation and such Common Shares shall be issued as Freely Tradeable Common Shares;

(ii)	such additional Freely Tradeable Common Shares shall be listed or conditionally approved for listing on each stock exchange on which the

Common Shares are then listed, the Toronto Stock Exchange, a national securities exchange or quoted in an inter-dealer quotation system of any registered national securities association;

(iii)	the Corporation shall be a reporting issuer in good standing under Applicable Securities Legislation in at least one jurisdiction of Canada;

(iv)	no Event of Default shall have occurred and be continuing;

(v)

the Trustees shall have received an Officers’ Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Maturity Date; and

(vi)

the Trustees shall have received an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Maturity Date, the Corporation shall pay the principal amount of the Debentures outstanding entirely in cash in accordance with Section 2.14, unless the Debentureholder waives the conditions which are not satisfied. The Corporation may not change the form of components or percentages of consideration to be paid for the Debentures once it has given the notice required to be given to Debentureholders hereunder, except as described in the preceding sentence. When the Corporation determines the actual number of Common Shares to be issued pursuant to the exercise of its Common Share Repayment Right, it will issue a press release on a national newswire disclosing the Current Market Price and such actual number of Common Shares.

(d)

In the event that the Corporation duly exercises its Common Share Repayment Right, upon presentation and surrender of the Debentures for payment on the Maturity Date, at any place where a register is maintained pursuant to Article 3 or any other place specified in the Maturity Notice, the Corporation shall on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Maturity Date make the delivery to the Trustees for delivery to and on account of the holders, of certificates representing the Freely Tradeable Common Shares to which such holders are entitled. The Corporation shall also deposit with the Trustees a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustees in connection with the Common Share Repayment Right. Every such deposit shall be irrevocable. From the certificates so deposited in addition to amounts payable by the Trustees pursuant to Section 2.14, the Trustees shall pay or cause to be paid, to the holders of such Debentures, upon surrender of such Debentures, the principal amount of and premium (if any) on the Debentures to which they are respectively entitled on maturity and deliver to such holders the certificates to which such holders are entitled. The delivery of such certificates to the Trustees will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of certificates relates to the extent of the amount delivered (plus the amount of any certificates sold to pay applicable taxes in accordance with this Section 4.10) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the certificates so delivered, the certificate(s) to which it is entitled.

(e)

No fractional Freely Tradeable Common Shares shall be delivered upon the exercise of the Common Share Repayment Right but, in lieu thereof, the Corporation shall pay to the Trustees for the account of the holders, at the time contemplated in Section 4.10(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Maturity Date, provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

(f)

A holder shall be treated as the shareholder of record of the Freely Tradeable Common Shares issued on due exercise by the Corporation of its Common Share Repayment Right effective immediately after the close of business on the Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter, and in the event that the Trustees receives the same, they shall hold the same in trust for the benefit of such holder.

(g)

The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Common Share Repayment Right as provided herein, and shall issue to Debentureholders to whom Freely Tradeable Common Shares will be issued pursuant to exercise of the Common Share Repayment Right, such number of Freely Tradeable Common Shares as shall be issuable in such event. All Freely Tradeable Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h)

The Corporation shall comply with all Applicable Securities Legislation and U.S. Securities Laws regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Common Share Repayment Right and shall cause to be listed and posted for trading such Freely Tradeable Common Shares on each stock exchange on which the Common Shares are then listed.

(i)

The Corporation shall from time to time promptly pay, or make provision satisfactory to the Trustees for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, if any) which shall be payable with respect to the issuance or delivery of Freely Tradeable Common Shares to holders upon exercise of the Common Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

ARTICLE 5

SUBORDINATION OF DEBENTURES

5.1	Applicability of Article

The indebtedness, liabilities and obligations of the Corporation hereunder (except as provided in Section 15.16) or under the Debentures, whether on account of principal, premium, if any, interest or otherwise, but excluding the issuance of Common Shares upon any conversion pursuant to Article 6, upon any redemption pursuant to Article 4, or at maturity pursuant to Article 4 (collectively, the “Debenture Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following Sections of this Article 5, to the full and final payment of all Senior Indebtedness, and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5; provided that the Trustees’ rights to compensation, reimbursement of expenses and indemnification under Section 15.9 are not subordinated to the payment of Senior Indebtedness.

5.2	Order of Payment

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Corporation:

(a)	all Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of Debenture Liabilities;

(b)

any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Trustees on behalf of such holders would be entitled except for the provisions of this Article 5, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness;

(c)

the Senior Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage or otherwise dispose of the Corporation’s assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Trustees or any requirement to account to the Trustees or the Debentureholders; and

(d)	the rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by:

(i)	whether or not the Senior Indebtedness is secured;

(ii)

the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(iii)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(iv)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(v)

the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of the Corporation;

(vi)	the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(vii)	whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(viii)	the date of giving or failing to give notice to or making demand upon the Corporation; or

(ix)	any other matter whatsoever.

5.3	Subrogation to Rights of Holders of Senior Indebtedness

Subject to the prior payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

The Trustees, for themselves and on behalf of each of the Debentureholders, hereby waive any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any property and assets subject to any Senior Security or in any other manner to require the orderly disposition of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

5.4	Obligation to Pay Not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustees or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness.

5.5	No Payment if Senior Indebtedness in Default

Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Senior Indebtedness, then, except as provided in Section 5.8, all such Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Debenture Liabilities.

In case of a circumstance constituting a default or event of default with respect to any Senior Indebtedness permitting (whether at that time or upon notice, lapse of time, or satisfaction of any other condition precedent) a Senior Creditor to demand payment or accelerate the maturity thereof where the notice of such default or event of default has been given by or on behalf of the holders of Senior Indebtedness to the Corporation or the Corporation otherwise has knowledge thereof, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation (except as provided in Section 5.8) with respect to the Debenture Liabilities and neither the Trustees nor the holders of Debentures shall be entitled to demand, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Corporation and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default or event of default (except as provided in Section 5.8), and unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

5.6	Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by Sections 5.2 or 5.5, any payment of principal of or, premium, if any, or interest on the Debentures. The fact that any such payment is prohibited by Sections 5.2 or 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Sections 5.2 or 5.5, the application by the Trustees of any monies deposited with the Trustees hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

5.7	Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Trustees on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Trustees his attorney-in-fact for any and all such purposes. Upon request of the Corporation, and upon being furnished an Officers’ Certificate stating that one or more named Persons are Senior Creditors and specifying the amount and nature of the Senior Indebtedness of such Senior Creditor, the Trustees shall enter into a written agreement or agreements with the Corporation and the Person or Persons named in such Officers’ Certificate providing that such Person or Persons are entitled to all the rights and benefits of this Article 5 as a Senior Creditor and for such other matters, such as an agreement not to amend the provisions of this Article 5 and the definitions herein without the consent of such Senior Creditor, as the Senior Creditor may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.

5.8	Knowledge of Trustees

Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures contained, the Trustees will not be charged with knowledge of any Senior Indebtedness or of any default in the payment thereof, or of the existence of any Event of Default or any other fact that would prohibit the making of any payment of monies to or by the Trustees, or the taking of any other action by the Trustees, unless and until the a responsible officer of a Trustee has received written notice thereof from the Corporation, any Debentureholder or any Senior Creditor.

5.9	Trustees May Hold Senior Indebtedness

Subject to Section 15.5, the Trustees are entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by them, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Trustees of any of their rights as a holder.

5.10	Rights of Holders of Senior Indebtedness Not Impaired

No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.11	Altering the Senior Indebtedness

The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Trustees and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders.

5.12	Additional Indebtedness

This Indenture does not restrict the Corporation from incurring additional indebtedness for borrowed money or other obligations or liabilities (including Senior Indebtedness) or mortgaging, pledging or charging its properties to secure any indebtedness or obligations or liabilities.

5.13	Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.14	Invalidated Payments

In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article 5 shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Trustees or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

5.15	Contesting Security

The Trustees, for themselves and on behalf of the Debentureholders, agrees that they shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Indebtedness, the Senior Security, or the relative priority of the Senior Security.

5.16	Trustees Not Fiduciaries for Holders of Senior Indebtedness

The Trustees shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustees shall in good faith mistakenly pay over or distribute to holders of Debentures or to the Corporation or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustees undertake to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Five and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustees.

ARTICLE 6

CONVERSION OF DEBENTURES

6.1	Applicability of Article

Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Common Shares or other securities of the Corporation (subject to applicable restrictions on transfer imposed by U.S. Securities Laws), at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture (including Sections 2.5(f), 2.5(j) and 3.7 hereof), in such Debentures, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 6.6.

6.2	Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Corporation, not more than 60 days and not less than 40 days prior to the date fixed for the Time of Expiry, in the manner provided for in Section 14.2.

6.3	Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

6.4	Manner of Exercise of Right to Convert

(a)

The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Canadian Trustee at its principal office in Toronto, Ontario, together with the conversion notice attached hereto as Schedule “D” or any other written notice in a form satisfactory to the Trustees, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustees, exercising his right to convert such Debenture in accordance with the provisions of this Article 6; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Canadian Trustee shall be satisfied if the Canadian Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Trustees are provided with all other documentation which they may request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustees, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 6.4(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article 6 and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares.

(b)

For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered when the register of the Trustees are open and in accordance with the provisions of this Article 6 or, in the case of a Global Debenture which the Trustees received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustees at one of their principal offices specified in Section 6.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares or Debentures is closed, the Person or Persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(c)

Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article 6 and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(d)

The holder of any Debenture of which only a part is converted shall, upon the exercise of his right of conversion surrender such Debenture to the Canadian Trustee in accordance with Section 6.4(a), and the Canadian Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Canadian Trustee shall make notations on the Global Debentures of the principal amount thereof so converted.

(e)

Holders converting Debentures shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion to the date that is one Business Day prior to the Date of Conversion. The Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 6.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

6.5	Adjustment of Conversion Price

(a)

If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 6.5(a) shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (c) and (d) of this Section 6.5.

(b)

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares in respect of any Applicable Period, the Conversion Price shall be adjusted immediately after such record date so that they shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price per Common Share on such record date and of which the numerator shall be the Current Market Price per Common Share on such record date minus the amount in cash per Common Share distributed to holders of Common Shares, provided that the Conversion Price so adjusted is not less than $2.60, which represents the closing trading price of the Common Shares on the Toronto Stock Exchange on July 4, 2016, less the maximum permitted discount pursuant to the policies of the Toronto Stock Exchange. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(c)

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(d)

If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 6.5(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a

Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this Section 6.5(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustees pursuant to the provisions of this Section 6.5(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 16. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustees shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.5(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances. For greater certainty, nothing in this Section 6.5(d) shall affect or reduce the requirement for any Person to make a Change of Control Purchase Offer or any payment in connection therewith in accordance with Section 2.5, and notice of any transaction to which this Section 6.5(d) applies shall be given in accordance with Section 6.10.

(e)

If the Corporation shall make a distribution to all or substantially all of the holders of Common Shares of shares in the capital of the Corporation, other than Common Shares, or evidences of indebtedness or other assets of the Corporation, including securities (but excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 6.5(c), and (y) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 6.5(b)) (the “Distributed Securities”), then in each such case (unless the Corporation distributes such Distributed Securities to the holders of Debentures on such dividend or distribution date (as if each holder had converted such Debenture into Common Shares immediately preceding the record date with respect to such distribution)) the Conversion Price in effect immediately preceding the record date fixed for the dividend or distribution shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately preceding such record date by a fraction of which the denominator shall be the five day VWAP for the Common Shares immediately prior to the record date and of which the numerator shall be the five day VWAP for the Common Shares for the first five trading days that occur immediately following such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective five Business Days immediately after the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the securities distributed by the Corporation to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business of the Corporation (the “Spinoff Securities”), the Conversion Price shall be adjusted, unless the Corporation makes an equivalent distribution to the holders of Debentures, so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the sum of (A) the weighted average trading price of one Common Share over the 20 consecutive trading day period (the “Spinoff Valuation Period”) commencing on and including the fifth trading day after the date on which ex-dividend trading commences for such distribution on the Toronto Stock Exchange, or such other national or regional exchange or market on which the Common Shares are then listed or quoted and (B) the product of (i) the weighted average trading price (calculated in substantially the same way as the Current Market Price is calculated for the Common Shares) over the Spinoff Valuation Period of the Spinoff Securities or, if no such prices are available, the fair market value of the Spinoff Securities as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustees) multiplied by (ii) the number of Spinoff Securities distributed in respect of one Common Share and the numerator of which shall be the weighted average trading price of one Common Share over the Spinoff Valuation Period, such adjustment to become effective immediately preceding the opening of business on the 25th trading day after the date on which ex-dividend trading commences; provided, however, that the Corporation may in lieu of the foregoing adjustment elect to make adequate provision so that each holder of Debentures shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such holder of Debentures would have received if such Debentures had been converted on the record date with respect to such distribution.

(f)

If any issuer bid made by the Corporation or any of its Subsidiaries for all or any portion of Common Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Common Share having a fair market value (determined as provided below) that exceeds the Current Market Price per Common Share on the last date (the “Expiration Date”) tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the denominator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustees) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Common Shares”) and (B) the product of the number of Common Shares outstanding (less any Purchased Common Shares and excluding any Common Shares held in the treasury of the Corporation) at the Expiration Time and the Current Market Price per Common Share on the Expiration Date and (ii) the numerator of which shall be the product of the number of Common Shares outstanding (including Purchased Common Shares but excluding any Common Shares held in the treasury of the Corporation) at the Expiration Time multiplied by the Current Market Price per Common Share on the Expiration Date, such increase to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Corporation is obligated to purchase Common Shares pursuant to any such issuer bid, but the Corporation is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Common Shares actually purchased, if any. If the application of this clause (f) of Section 6.5 to any issuer bid would result in a decrease in the Conversion Price, no adjustment shall be made for such issuer bid under this clause (f).

For purposes of this Section 6.5(f), the term “issuer bid” shall mean an issuer bid under Applicable Securities Legislation or a take-over bid under Applicable Securities Legislation by a Subsidiary of the Corporation for the Common Shares and all references to “purchases” of Common Shares in issuer bids (and all similar references) shall mean and include the purchase of Common Shares in issuer bids and all references to “tendered Common Shares” (and all similar references) shall mean and include Common Shares tendered in issuer bids.

(g)

In any case in which this Section 6.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of

Conversion or such later date as such holder would, but for the provisions of this Section 6.5(f), have become the holder of record of such additional Common Shares pursuant to Section 6.4(b).

(h)

The adjustments provided for in this Section 6.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 6.5, provided that, notwithstanding any other provision of this Section 6.5, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 6.5(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(i)	For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

(j)

In the event of any question arising with respect to the adjustments provided in this Section 6.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustees (who may be the Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustees and the Debentureholders.

(k)

In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 6.5, which in the opinion of the Board of Directors, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Board of Directors, subject to the prior written consent of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, as the Board of Directors, in their sole discretion may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(l)

Subject to the prior written consent of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed, no adjustment in the Conversion Price shall be made in respect of any event described in Sections 6.5(a), 6.5(b), 6.5(c), 6.5(e) or 6.5(f) other than the events described in Section 6.5(a)(i) or (a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(m)	Except as stated above in this Section 6.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common

Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

6.6	No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price, provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

6.7	Corporation to Reserve Common Shares

The Corporation covenants with the Trustees that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Debentures as in this Article 6 provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Trustees that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

6.8	Cancellation of Converted Debentures

Subject to the provisions of Section 6.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article 6 shall be forthwith delivered to and cancelled by the Trustees and no Debenture shall be issued in substitution for those converted.

6.9	Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver an Officers’ Certificate to the Trustees specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustees (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 14.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice under this Section 6.9 covering all the relevant facts in respect of such event and if the Trustees approve, no such notice need be given under this Section 6.9.

6.10	Notice of Special Matters

The Corporation covenants with the Trustees that so long as any Debenture remains outstanding, it will give notice to the Trustees, and to the Debentureholders in the manner provided in Section 14.2, of its intention to fix a record date for any event referred to in Sections 6.5(a), 6.5(b), 6.5(c) or 6.5(e) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

In addition, the Corporation covenants with the Trustees that so long as any Debenture remains outstanding, it will give notice to the Trustees, and to the Debentureholders in the manner provided in Section 14.2, at least 30 days prior to the effective date of any transaction referred to in Section 6.5(d) stating the consideration into which the Debentures will be convertible after the effective date of such transaction.

6.11	Protection of Trustees

Subject to Section 15.1(d), the Trustees:

(a)

shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c)

shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 6.

6.12	U.S. Securities Laws

Any conversion of Debentures into Common Shares or other securities of the Corporation shall be effected in accordance with U.S. Securities Laws.

ARTICLE 7

COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustees for the benefit of the Trustees and the Debentureholders, that so long as any Debentures remain outstanding:

7.1	To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

7.2	To Pay Trustees’ Remuneration

The Corporation will pay the Trustees reasonable remuneration for their services as trustees hereunder and will repay to the Trustees on demand all monies which shall have been paid by the Trustees in connection with the execution of the trusts hereby created and such monies including the Trustees’ remuneration, shall be payable out of any funds coming into the possession of the Trustees in priority to payment of any principal of the Debentures or interest or premium thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

7.3	To Give Notice of Default

The Corporation shall notify the Trustees immediately upon obtaining knowledge of any default or Event of Default hereunder, and in any event within 30 days after the Corporation becomes aware or should reasonably become aware of the occurrence of a default or Event of Default hereunder, an Officers’ Certificate setting forth the details of the default, and the action which the Corporation proposes to take with respect thereto.

7.4	Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights.

7.5	Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

7.6	Annual Certificate of Compliance; Reporting

(a)

The Corporation will deliver to the Trustees within 120 days after the end of each fiscal year a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Corporation stating whether or not such officer knows of any default with respect to the Debentures that occurred during such period. If the signer know of any default, the certificate shall describe the default, its status and what such the Corporation is taking or proposes to take with respect thereto. The Corporation also shall comply with Section 314(a)(4) of the Trust Indenture Act.

(b)	The Corporation shall deliver to the Trustees such additional information, documents and other reports as is required by Section 314 of the Trust Indenture Act.

7.7	Performance of Covenants by Trustees

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustees may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Trustees shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Trustees shall be deemed to relieve the Corporation of any default hereunder.

7.8	SEC Reports

To the extent required by the Trust Indenture Act, the Corporation shall file with the Trustees within 30 days after it files them with the SEC, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Corporation is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustees are for informational purposes only and the Trustees’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustees is entitled to rely exclusively on Officers’ Certificates). The

Corporation also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

7.9	No Dividends on Common Shares if Event of Default

The Corporation shall not declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

7.10	Maintain Listing

The Corporation will use reasonable commercial efforts to maintain the listing of the Common Shares and the Debentures on the Toronto Stock Exchange, and to maintain the Corporation’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation; provided that the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Article 11 would apply if carried out in compliance with Article 11 even if as a result of such transaction the Corporation ceases to be a “reporting issuer” in all or any of the provinces of Canada or the Common Shares or Debentures cease to be listed on the Toronto Stock Exchange or any other stock exchange.

ARTICLE 8

DEFAULT

8.1	Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)	failure for 10 days to pay interest on the Debentures after such interest is due;

(b)	failure to pay principal or premium, if any, when due on the Debentures whether at maturity, upon redemption, by declaration or otherwise;

(c)	default in the delivery, when due, of all cash and any Common Shares or other consideration, payable on conversion, redemption or maturity of the Debentures, which default continues for 15 days;

(d)

default in the observance or performance of any covenant or condition of the Indenture by the Corporation and the failure to cure (or obtain a waiver for) such default for a period of 60 days after notice in writing has been given by the Trustees or from holders of not less than 25% in aggregate principal amount of the Debentures to the Corporation specifying such default and requiring the Corporation to rectify such default or obtain a waiver for same;

(e)

if a decree or order of a Court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(f)

if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(g)

if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 are duly observed and performed;

(h)

if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction; or

(i)

any failure by the Corporation to comply with the terms of any indebtedness of the Corporation or its Subsidiaries in an aggregate amount of at least $10,000,000 (or the foreign currency equivalent) where such failure to comply results in an acceleration of such indebtedness prior to maturity.

then: (x) in each and every such event listed above, the Trustees may, in their discretion, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of and interest and premium, if any, on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable to the Trustees, and on the occurrence of an Event of Default under Sections 8.1(e), 8.1(f), 8.1(g) or 8.1(h), the principal of and interest and premium, if any, on all Debentures then outstanding hereunder and all other monies outstanding hereunder, shall automatically without any declaration or other act on the part of the Trustees or any Debentureholder become immediately due and payable to the Trustees and, in either case, upon such amounts becoming due and payable in either (x) or (y) above, the Corporation shall forthwith pay to the Trustees for the benefit of the Debentureholders such principal, accrued and unpaid interest and premium, if any, and interest on amounts in default on such Debenture and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest, premium and such other monies from the date of such declaration or event until payment is received by the Trustees, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustees shall be applied in the manner provided in Section 8.6.

For greater certainty, for the purposes of this Section 8.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 8.1 refer to Debentures of that particular series.

For purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

8.2	Notice of Events of Default

If an Event of Default shall occur and be continuing the Trustees shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 14.2, provided that notwithstanding the foregoing, unless the Trustees shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Trustees shall not be required to give such notice if the Trustees in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing. Notice to holders under this Section 8.2 will be given in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act.

8.3	Waiver of Default

Upon the occurrence of an Event of Default hereunder, the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Debentures then outstanding, to instruct the Trustees to waive any Event of Default and to cancel any declaration made by the Trustees pursuant to Section 8.1 and the Trustees shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Trustees shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures.

8.4	Enforcement by the Trustee

Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Corporation shall fail to pay to the Trustees, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustees may in their discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in their names as Trustees hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustees in such request shall have been directed to take, or if such request contains no such direction, or if the Trustees shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustees shall deem expedient.

The Trustees shall be entitled and empowered, either in their own names or as trustees of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustees (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, and any other amounts due the Trustees under Section 15.9) and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustees are hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustees) the true and lawful attorneys-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustees, in order to have the respective claims of the Trustees and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Trustees, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Trustees shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Trustees without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustees shall be brought in the name of the Trustees as trustees of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustees (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustees shall be a party) the Trustees shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5	No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustees written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Trustees and the Trustees shall have been afforded reasonable opportunity to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Trustees, when so requested by the Trustees, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustees shall have failed to act within a 60 days after such notification, request, receipt of sufficient funds, security and offer of indemnity and such notification, request, receipt of sufficient funds, security and offer of indemnity are hereby declared in every such case, at the option of the Trustees, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures and (e) the holders of more than 50% in aggregate principal amount of the Outstanding Debentures do not give the Trustees a direction that, in the opinion of the Trustees, is inconsistent with the request within such 60-day period.

For purposes of Section 8.4 of this Indenture and this Section 8.6, the Trustees shall comply with Section 316(a) of the Trust Indenture Act in making any determination of whether the holders of the required aggregate principal amount of Outstanding Debentures of a particular series have concurred in any request or direction of the Trustees to pursue any remedy available to the Trustees or the holders with respect to this Indenture or the Debentures of that series or otherwise under the law.

A holder may not use this Indenture to prejudice the rights of another holder of Debentures of the same series or to obtain a preference or priority over such other holder (it being understood that the Trustees do not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

8.6	Application of Monies by Trustees

(a)

Except as herein otherwise expressly provided, any monies received by the Trustees from the Corporation pursuant to this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustees available for such purpose, as follows:

(i)

first, in payment or in reimbursement to the Trustees of their compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustees in or about the execution of their trusts under, or otherwise in relation to, this Indenture (including but not limited to Section 15.9), with interest thereon as herein provided;

(ii)

second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, premium, if any, or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Subsidiary but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)

The Trustees shall not be bound to apply or make any partial or interim payment of any monies coming into their hands if the amount so received by them, after reserving thereout such amount as the Trustees may think necessary to provide for the payments mentioned in Section 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 15.10 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

8.7	Control by Majority

The holders of a majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any trust or power conferred on the Trustees. However, the Trustees may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustees in personal liability, or that the Trustees determine in good faith may be unduly prejudicial to the rights of holders of Debentures not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Debentures.

8.8	Notice of Payment by Trustees

Not less than 15 days’ notice shall be given in the manner provided in Section 14.2 by the Trustees to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.9	Trustees May Demand Production of Debentures

The Trustees shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustees may, in their discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustees shall deem sufficient.

8.10	Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustees, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.11	Judgment Against the Corporation

The Corporation covenants and agrees with the Trustees that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustees as trustees for the Debentureholders for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

8.12	Immunity of Directors, Officers and Others

The Debentureholders and the Trustees hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or holder of Common Shares of the Corporation or of any successor for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.

8.13	Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any holder of a Debenture to receive payment of the principal of or interest on such Debenture or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in the Debenture, shall not be impaired or affected without the consent of the holder.

8.14	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees for any action taken, suffered or omitted by it as Trustees, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including attorneys fees, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Corporation or in any suit for the enforcement of the right to convert any Debenture in accordance with Article 6.

ARTICLE 9

SATISFACTION AND DISCHARGE

9.1	Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Trustees and cancelled by them. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustees and, if required by the Corporation, the Trustees shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

9.2	Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal of, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustees may require:

(a)	the Corporation shall be entitled to pay or deliver to the Trustees and direct them to set aside; or

(b)

in respect of monies or Common Shares in the hands of the Trustees which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustees to set aside; or

(c)	if the redemption was pursuant to notice given by the Trustees, the Trustees may themselves set aside;

the monies or Common Shares, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies or Common Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Common Shares, if applicable, so set aside by the Trustees upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3	Repayment of Unclaimed Monies or Common Shares

Subject to applicable law, any monies or Common Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within five years less one day after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustees and thereupon the Trustees shall be released from all further liability with respect to such monies or Common Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Common Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies or Common Shares, if applicable, from the Corporation. Notwithstanding the foregoing, the Trustees will pay any remaining funds prior to the expiry of five years less one day after the setting aside described in Section 9.4 to the Corporation upon receipt from the Corporation, of an unconditional letter of credit denominated and payable in the currency or currency unit in which the Debentures are payable and in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of five years less one day after such setting aside, the Corporation shall reimburse the Trustees for any amounts so set aside which are required to be paid by the Trustees to a holder of a Debenture after the date of such payment of the remaining funds to the Corporation but prior to five years less one day after such setting aside.

9.4	Discharge

The Trustees shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than pursuant to the provisions relating to the indemnification of the Trustees), upon proof (delivery to the Trustees of an opinion of Counsel and an Officers’ Certificate stating that all conditions precedent herein provided relating to the discharge of this Indenture have been complied with) being given to the reasonable satisfaction of the Trustees that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable or Common Shares issuable hereunder have been paid, satisfied or delivered that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5	Satisfaction

(a)

The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Trustees, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable:

(i)

the Corporation has deposited or caused to be deposited with the Trustees as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Common Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal of, premium, if any, and interest, if any, to maturity, or any repayment date or Redemption Dates, or any Change of Control Purchase Date, or upon conversion or otherwise as the case may be, of such Debentures;

(ii)	the Corporation has deposited or caused to be deposited with the Trustees as trust property in trust for the purpose of making payment on such Debentures:

(A)

if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or Common Shares, if applicable; or

(B)

if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable or Common Shares, if applicable;

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal of, premium, if any on, and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures; or

(iii)

all Debentures authenticated and delivered (other than (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11 and (B) Debentures for whose payment has been deposited in trust and thereafter repaid to the Corporation as provided in Section 9.3) have been delivered to the Trustees for cancellation;

so long as in any such event:

(i)

the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustees for the payment of all other sums payable or which may be payable with respect to all of such Debentures (together with all applicable expenses of the Trustees in connection with the payment of such Debentures); and

(ii)

the Corporation has delivered to the Trustees an opinion of Counsel and an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Trustees referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustees and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Debentures being satisfied.

(b)

Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and Article 4 and the provisions of Article 1 pertaining to Article 2 and Article 4) shall no longer be binding upon or applicable to the Corporation.

(c)	Any funds or obligations deposited with the Trustees pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)

If the Trustees are unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Trustees are permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal of, premium, if any, or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Trustees.

9.6	Continuance of Rights, Duties and Obligations

(a)

Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 4.

(b)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares or other securities of the Corporation in accordance with Section 2.5(d) (in respect of Initial Debentures or the comparable provision of any other series of Debentures), Article 6 or any other provision of this Indenture, the Trustees shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Trustees pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures). In addition, the Corporation shall deliver to the Trustees an opinion of Counsel and an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of the Defeased Debentures have been complied with.

(c)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Corporation is required to make a Change of Control Purchase Offer to purchase any outstanding Debentures pursuant to Section 2.5(k) (in respect of Initial Debentures or the comparable provision of any other series of Debentures), in relation to Initial Debentures or to make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to direct the Trustees to use trust money or trust property deposited with the Trustees pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Total Offer Price payable to such holders in respect of such Change of Control Purchase Offer in respect of Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Corporation, the Trustees shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustees pursuant to Section 9.5 in respect of the

Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures). In addition, the Corporation shall deliver to the Trustees an opinion of Counsel and an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of the Defeased Debentures have been complied with.

ARTICLE 10

COMMON SHARE INTEREST PAYMENT ELECTION

10.1	Common Share Interest Payment Election

(a)

Provided that no Event of Default has occurred or is continuing under this Indenture and that all applicable regulatory and stock exchange approvals have been obtained (including any required approval of any stock exchange on which the Debentures or Common Shares are then listed), the Corporation shall have the right, from time to time to make a Common Share Interest Payment Election in respect of any Interest Obligation by delivering a Common Share Interest Payment Election Notice to the Trustees no later than the earlier of (i) the date required by applicable law or the rules of any stock exchange on which the Debentures or Common Shares are then listed, and (ii) the day which is 15 Business Days prior to the Interest Payment Date to which the Common Share Interest Payment Election relates. Such Common Share Interest Payment Election Notice shall provide that all or a portion of the Interest Obligation may be paid by the Corporation in Common Shares, and if only a portion of the Interest Obligation is to be paid in Common Shares, the Common Share Interest Payment Election shall state such portion to be paid in Common Shares and such portion to be paid in cash.

(b)

Upon receipt of a Common Share Interest Payment Election Notice, the Trustees shall, in accordance with this Article 10 and such Common Share Interest Payment Election Notice, deliver Common Share Bid Requests to the investment banks, brokers or dealers identified by the Corporation, in its absolute discretion, in the Common Share Interest Payment Election Notice. In connection with the Common Share Interest Payment Election, the Trustees shall: (i) accept delivery of the Common Shares from the Corporation and process the Common Shares in accordance with the Common Share Interest Payment Election Notice; (ii) accept bids with respect to, and consummate sales of, such Common Shares, each as the Corporation shall direct in its absolute discretion through the investment banks, brokers or dealers identified by the Corporation in the Common Share Interest Payment Election Notice; (iii) invest the proceeds of such sales on the direction of the Corporation in Government Obligations which mature prior to an applicable Interest Payment Date and use such proceeds to pay the Interest Obligation in respect of which the Common Share Interest Payment Election Notice was made; and (iv) perform any other action necessarily incidental thereto as directed by the Corporation in its absolute discretion. The Common Share Interest Payment Election Notice shall direct the Trustees to solicit and accept only, and each

Common Share Bid Request shall provide that the acceptance of any bid is conditional on the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Common Shares which, together with the cash payments by the Corporation in lieu of fractional Common Shares, if any, equal the Interest Obligation on the Common Share Delivery Date.

(c)

The Common Share Interest Payment Election Notice shall provide for, and all bids shall be subject to, the right of the Corporation, by delivering written notice to the Trustees at any time prior to the consummation of such delivery and sale of the Common Shares on the Common Share Delivery Date, to withdraw the Common Share Interest Payment Election (which shall have the effect of withdrawing each related Common Share Bid Request), whereupon the Corporation shall be obliged to pay in cash the Interest Obligation in respect of which the Common Share Interest Payment Election Notice has been delivered.

(d)

Any sale of Common Shares pursuant to this Article 10 may be made to one or more Persons whose bids are solicited, but all such sales with respect to a particular Common Share Interest Payment Election shall take place concurrently on the Common Share Delivery Date.

(e)

The amount received by a holder of a Debenture in respect of the Interest Obligation or the entitlement thereto will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to a Common Share Interest Payment Election.

(f)

The Trustees shall inform the Corporation promptly following receipt of any bid or bids for Common Shares solicited pursuant to the Common Share Bid Requests. The Trustees shall accept such bid or bids as the Corporation, in its absolute discretion, shall direct by Written Direction of the Corporation, provided that the aggregate proceeds of all sales of Common Shares resulting from the acceptance of such bids, together with the amount of any cash payment by the Corporation in lieu of any fractional Common Shares, on the Common Share Delivery Date, must be equal to the related Common Share Interest Payment Election Amount in connection with any bids so accepted, the Corporation, the Trustees (if required by the Corporation in its absolute discretion) and the applicable bidders shall, not later than the Common Share Delivery Date, enter into Common Share Purchase Agreements and shall comply with all Applicable Securities Legislation and U.S. Securities Laws, including the securities rules and regulations of any stock exchange on which the Debentures or Common Shares are then listed. The Corporation shall pay all fees and expenses in connection with the Common Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the fees of the Trustees.

(g)

Provided that: (i) all conditions specified in each Common Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Common Shares to be sold thereunder against payment of the purchase price thereof; and (ii) the purchasers under each Common Share Purchase Agreement shall be ready, willing and able to perform thereunder, in each case on the Common Share Delivery Date, the Corporation shall, on the

Common Share Delivery Date, deliver to the Trustees the Common Shares to be sold on such date, an amount in cash equal to the value of any fractional Common Shares and an Officers’ Certificate to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each Common Share Purchase Agreement, have been satisfied. Upon such deliveries, the Trustees shall consummate such sales on such Common Share Delivery Date by the delivery of the Common Shares to such purchasers against payment to the Trustees in immediately available funds of the purchase price therefor in an aggregate amount equal to the Common Share Interest Payment Election Amount (less any amount attributable to any fractional Common Shares), whereupon the sole right of a holder of Debentures to receive such holder’s portion of the Common Share Interest Payment Election Amount will be to receive same from the Trustees out of the proceeds of such sales of Common Shares plus any amount received by the Trustees from the Corporation attributable to any fractional Common Shares in full satisfaction of the Interest Obligation and the holder will have no further recourse to the Corporation in respect of the Interest Obligation.

(h)

The Trustees shall, on the Common Share Delivery Date, use the sale proceeds of the Common Shares (together with any cash received from the Corporation in lieu of any fractional Common Shares) to purchase, on the direction of the Corporation in writing, Government Obligations which mature prior to the applicable Interest Payment Date and which the Trustees are required to hold until maturity (the “Common Share Proceeds Investment”) and shall, on such date, deposit the balance, if any, of such sale proceeds in an account established by the Corporation (and which shall be maintained by and subject to the control of the Trustees) (the “Interest Account”) for such Debentures. The Trustees shall hold such Common Share Proceeds Investment (but not income earned thereon) under its exclusive control in an irrevocable trust for the benefit of the holders of the Debentures. At least one Business Day prior to the Interest Payment Date, the Trustees shall deposit amounts from the proceeds of the Common Share Proceeds Investment in the Interest Account to bring the balance of the Interest Account to the Common Share Interest Payment Election Amount. On the Interest Payment Date, the Trustees shall pay the funds held in the Interest Account to the holders of record of the Debentures on the Interest Payment Date and, provided that there is no Event of Default, shall remit amounts, if any, in respect of income earned on the Common Share Proceeds Investment or otherwise in excess of the Common Share Interest Payment Election Amount to the Corporation.

(i)

Neither the making of a Common Share Payment Election nor the consummation of sales of Common Shares on a Common Share Delivery Date shall (i) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date or (ii) entitle such holders to receive any Common Shares in satisfaction of such Interest Obligation.

(j)	No fractional Common Shares will be issued in satisfaction of interest but in lieu thereof the Corporation will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

ARTICLE 11

SUCCESSORS

11.1	Corporation may Consolidate, Etc., Only on Certain Terms

(a)

The Corporation may not, without the consent of the holders, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) or sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) unless:

(i)

the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustees, in form satisfactory to the Trustees, the obligations of the Corporation under the Debentures and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Debentures required on the part of the Corporation to be performed or observed and the conversion rights shall be provided for in accordance with Article 6, by supplemental indenture satisfactory in form to the Trustees, executed and delivered to the Trustees, by the Person (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation’s assets;

(ii)	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)

if the Corporation or the continuing corporation resulting from the amalgamation or merger of the Corporation with another Person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustees an Officers’

Certificate and an opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)

For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries of the Corporation (other than to the Corporation or another wholly-owned Subsidiary of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

11.2	Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation or merger of the Corporation into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, in accordance with Section 11.1, the successor Person formed by such consolidation or into which the Corporation is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to Section 11.1(a)(iii), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

ARTICLE 12

COMPULSORY ACQUISITION

12.1	Definitions

In this Article:

(a)	“Affiliate” and “Associate” shall have their respective meanings set forth in the Securities Act (Ontario);

(b)

“Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 12.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(c)

“Offer” means an offer to acquire outstanding Debentures, which is a takeover bid for Debentures within the meaning ascribed thereto in MI 62-104, where as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(d)	“offer to acquire” includes an acceptance of an offer to sell;

(e)	“Offeror” means a Person, or two or more Persons acting jointly or in concert, who make an Offer to acquire Debentures;

(f)

“Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any Person or company acting jointly or in concert with the Offeror; and

(g)	“Offeror’s Notice” means the notice described in Section 12.3.

12.2	Offer for Debentures

If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

(a)

within the time provided in the Offer for its acceptance or within 120 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c)	the Offeror complies with Sections 12.3 and 12.5;

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholder for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

12.3	Offeror’s Notice to Dissenting Debentureholders

Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 12.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:

(a)	Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c)	Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the

Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(d)	Dissenting Debentureholders must send their respective Debenture certificate(s) to the Trustees within 21 days after the date of the sending of the Offeror’s Notice.

12.4	Delivery of Debenture Certificates

A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 12.3 shall, within 21 days after the sending of the Offeror’s Notice, send his or her Debenture certificate(s) to the Trustees duly endorsed for transfer.

12.5	Payment of Consideration to Trustees

Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 12.3, the Offeror shall pay or transfer to the Trustees, or to such other Person as the Trustees may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 12.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

12.6	Consideration to be Held in Trust

The Trustees, or the Person directed by the Trustees, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 12.5. The Trustees, or such Persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.

12.7	Completion of Transfer of Debentures to Offeror

Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 12.3, the Trustees, if the Offeror has complied with Section 12.5, shall:

(a)

do all acts and things and execute and cause to be executed all instruments as in the Trustees’ opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b)	send to each Dissenting Debentureholder who has complied with Section 12.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 12; and

(c)	send to each Dissenting Debentureholder who has not complied with Section 12.4 a notice stating that:

(i)	his or her Debentures have been transferred to the Offeror;

(ii)	the Trustees or some other Person designated in such notice are holding in trust the consideration for such Debentures; and

(iii)

the Trustees, or such other Person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Trustees or such other Person may require in lieu thereof;

and the Trustees are hereby appointed the agent and attorney of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions.

12.8	Communication of Offer to Trust

An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation.

ARTICLE 13

MEETINGS OF DEBENTUREHOLDERS

13.1	Right to Convene Meeting

The Trustees may at any time and from time to time, and the Trustees shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to their reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustees failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario or Denver, Colorado or at such other place as may be approved or determined by the Trustees, the Corporation or such Debentureholders as convened in accordance with this Section 13.1.

13.2	Notice of Meetings

(a)

At least 21 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 14.2 and a copy of such notice shall be sent by post to the Trustees (unless the meeting has been called by them) and the Issuer (unless the meeting has been called by it). Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)

If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 13.16, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 13.2(c) and (d)), then:

(i)

a reference to such fact, indicating each series of Debentures in the opinion of the Trustees so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)

the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 13.16 unless in addition to compliance with the other provisions of this Article 13:

(A)

at such Serial Meeting: (I) there are Debentureholders present in Person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 13 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66-2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)

in the case of action taken or power exercised by instrument in writing under Section 13.16, such instrument is signed in one or more counterparts by the holders of not less than 66-2/3% in principal amount of the Debentures of such series then outstanding.

(c)

Subject to Section 13.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 13.16, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Trustees and the Corporation for all purposes hereof.

(d)	A proposal:

(i)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding;

(ii)

to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof; or

(iii)	shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

13.3	Chairman

Some Person, who need not be a Debentureholder, nominated in writing by the Trustees shall be chairman of the meeting and if no Person is so nominated, or if the Person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in Person or by proxy shall choose some Person present to be chairman.

13.4	Quorum

Subject to the provisions of Section 13.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in Person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in Person or by proxy shall, subject to the provisions of Section 13.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

13.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

13.6	Show of Hands

Every question submitted to a meeting shall, subject to Section 13.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

13.7	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

13.8	Voting

On a show of hands every Person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in Person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than Canadian dollars, the principal amount thereof for these purposes shall be computed in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in Person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in Person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

13.9	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Trustees, or the Corporation with the approval of the Trustees, for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debentureholder;

(b)

the deposit of instruments appointing proxies at such place as the Trustees, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited;

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Corporation or to the Trustees at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d)	generally for the calling of a meeting of Holders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and Persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

13.10	Persons Entitled to Attend Meetings

The Corporation and the Trustees by their respective officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustees or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

13.11	Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject to Section 13.13 and subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the Toronto Stock Exchange or such other exchange on which the Debentures are then listed:

(a)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustees against the Corporation, or against their property, whether such rights arise under this Indenture or the Debentures or otherwise;

(b)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Trustees to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(c)

power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 11.1 shall have been complied with;

(d)	power to direct or authorize the Trustees to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such

Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(e)

power to waive, and direct the Trustee to waive, any default hereunder and/or cancel any declaration made by the Trustees pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(f)

power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(g)

power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(h)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(i)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustees to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of Persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(j)

power to remove the Trustees from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture; and

(k)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 13.11(i).

Notwithstanding the foregoing provisions of this Section 13.11 none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 5 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the Senior Creditors.

13.12	Meaning of “Extraordinary Resolution”

(a)

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in Person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)

If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in Person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 14.2. Such notice shall state that at the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66-2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66-2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in Person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

13.13	Amendments, Supplements and Waivers Requiring Consent of Each Holder

Notwithstanding anything in this Indenture to the contrary, without the consent of each Debentureholder affected, an amendment, supplement or waiver of or with respect to any provision of this Indenture, whether pursuant to this Article 13 or otherwise, may not (with respect to any Debenture held by a non-consenting holder):

(i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, the Debentures, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to this Indenture, or change any place of payment where, or the coin or currency in which, the Debentures or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(ii) reduce the percentage in principal amount of the then-outstanding Debentures, the consent of whose holders is required for any such amendment, supplement or waiver;

(iii) modify any of the provisions set forth in (A) the provisions of this Indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the Debentures or (B) the provisions of this Indenture related to the waiver of past Defaults under this Indenture except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each then-outstanding Debenture affected thereby;

(iv) waive a redemption payment with respect to any Debenture;

(v) make any change that adversely affects the right of any holder to convert the Debenture into shares of Common Shares or reduce the number of shares of Common Shares receivable upon conversion pursuant to the terms of this Indenture as in effect on the date hereof; or

(vi) make any change in the foregoing amendment and waiver provisions of this Indenture.

13.14	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

13.15	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustees at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

13.16	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66-2/3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66-2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

13.17	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 13.16 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustees (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

13.18	Evidence of Rights of Debentureholders

(a)

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)	The Trustees may, in their discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

13.19	Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 13.16, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 13 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

13.20	Trustees’ Rights and Obligations

The Trustees shall be provided with, and will be fully protected in conclusively relying upon, in addition to the documents required by Section 1.20 an Officer’s Certificate and an opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustees have received such an opinion of Counsel, they shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustees. The Trustees may, but are not obligated to, execute any amendment, supplement or waiver that affects the Trustees’ own rights, duties or immunities under this Indenture.

ARTICLE 14

NOTICES

14.1	Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: 225 Union Boulevard, Suite 600, Lakewood, Colorado 80228, Attention: Chief Financial Officer, and a copy delivered to Borden Ladner Gervais LLP, Scotia Plaza, 40, King Street West, Toronto, Ontario, M5H 3Y4, Attention: Mark Wheeler, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Trustees in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

14.2	Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in Toronto, Ontario, each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any Persons interested in such Debenture.

14.3	Notice to Trustees

Any notice to the Canadian Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Canadian Trustee at its principal office in the City of Toronto, at 320 Bay Street, 11th Floor, Toronto, Ontario, M5H 4A6, Attention: Vice President, Transaction Management Group, Facsimile No: 416-360-1711 or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof. Any notice to the U.S. Trustee under the provisions of this Indenture shall be valid and effective if delivered to the U.S. Trustee at its principal office in the City of New York, at 101 Barclay Street, Floor 4E, New York, New York, United States, 10286, Attention: Manager, Global Americas, Facsimile No: 212-815-5366 or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Canadian Trustee and the U.S. Trustee may from time to time notify the Corporation in writing of a change address which thereafter, until change by like notice, shall be the address of the Canadian Trustee or the U.S. Trustee, as applicable, for all purposes of this Indenture.

14.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustees would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 14.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 14.3.

ARTICLE 15

CONCERNING THE TRUSTEES

15.1	General

(a) The duties and responsibilities of the Trustees are as provided by the Trust Indenture Act and are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees is subject to this Article 15.

(b) Except during the continuance of an Event of Default, the Trustees need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustees. In case an Event of Default has occurred and is continuing, the Trustees shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. In the case of the Canadian Trustee, it shall duly observe and comply with the provisions of any legislation and regulation which relate to the functions or role of the Canadian Trustee as fiduciary hereunder.

(c) No provision of this Indenture shall be construed to relieve the Trustees from liability for their own negligent action, their own negligent failure to act or their own willful misconduct.

15.2	Certain Rights of Trustees

Subject to Sections 315(a) through (d) of the Trust Indenture Act:

(a) In the absence of bad faith on their part, the Trustees may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper Person. The Trustees need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustees pursuant to any provision hereof, the Trustees shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustees, in their discretion, may make further inquiry or investigation into such facts or matters as they see fit.

(b) Before the Trustees act or refrain from acting, they may require an Officers’ Certificate or an opinion of Counsel conforming to Sections 1.20 and 1.21 and the Trustees will not be liable for any action they takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustees may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) If an Event of Default occurs and is continuing, the Trustees will be under no obligation to exercise any of the rights or powers vested in them by this Indenture at the request or direction of any of the holders, unless such holders have offered to the Trustees reasonable security or indemnity satisfactory to them against the loss, liability or expense that might be incurred by them in compliance with such request or direction.

(e) The Trustees will not be liable for any action they take or omit to take in good faith that they believe to be authorized or within their rights or powers or for any action they take or omit to take in accordance with the direction of the holders in accordance with Sections 8.1 and 8.3 relating to the time, place and manner of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees, under this Indenture.

(f) The Trustees may consult with counsel of their selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon.

(g) No provision of this Indenture will require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of their duties hereunder, or in the exercise of their rights or powers, unless they receive indemnity satisfactory to them against any loss, liability or expense.

(h) The Trustees shall not be deemed to have notice of any Default or Event of Default unless an officer of a Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the a Trustee, and such notice references the Debentures and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustees, including, without limitation, their right to be indemnified, are extended to, and shall be enforceable by, the Trustees in their capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) The Trustees may request that the Corporation deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(k) The Trustees shall not be liable for any consequential, punitive, indirect or special damages.

15.3	Replacement of Trustees

(a) (1) A Trustee may resign at any time by written notice to the Corporation.

(2) The holders pursuant to an Extraordinary Resolution may remove a Trustee by written notice to the Trustees.

(3) If a Trustee is no longer eligible under Section 15.9 or in the circumstances described in Section 310(b) Trust Indenture Act, any holder that satisfies the requirements of Section 310(b) of the Trust Indenture Act may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Corporation may remove a Trustee if: (i) the Trustee is no longer eligible under Section 15.9; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or their property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of a Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 15.7.

(b) If a Trustee has been removed by the holders, holders pursuant to an Extraordinary Resolution may appoint a successor Trustee. Otherwise, if a Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Corporation will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or any Debentureholder may petition any court of competent jurisdiction at the expense of the Corporation in the case of the Trustee, for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Corporation, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Corporation will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Corporation will give notice of any resignation and any removal of a Trustee and each appointment of a successor Trustee to all holders, and include in the notice the name of the successor Trustee and the address of its principal office.

(d) Notwithstanding replacement of a Trustee pursuant to this Section, the Corporation’s obligations under Section 15.9 will continue for the benefit of the retiring Trustee.

(e) The Trustees agree to give the notices provided for in, and otherwise comply with, Section 310(b) of the Trust Indenture Act.

15.4	Reports by Trustees to Holders

Within 60 days after each May 15, beginning with May 15, 2017, the Trustees will mail to each holder, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act. A copy of each report shall be filed with each stock exchange upon which the Debentures are listed and with the SEC as required by Section 313(d) of the Trust Indenture Act. The Corporation will notify the Trustees when any Debentures are listed on any national securities exchange and of any delisting thereof.

15.5	Trustee May Deal in Debentures

The Trustees, in their individual or any other capacity, may become the owners or pledgees of Debentures and may otherwise deal with the Corporation or its affiliates with the same rights they would have if they were not the Trustees. Any paying agent, registrar or conversion agent may do the same with like rights. However, the Trustees are subject to Sections 310(b) and 311 of the Trust Indenture Act. For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustees simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

15.6	Investment of Monies Held by Trustees

Unless otherwise provided in this Indenture, any monies held by the Trustees, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Trustees or which may be in the hands of the Trustees, may be invested and reinvested in the name or under the control of the Trustees in securities in which, under the laws of the Province of Ontario or the State of New York, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Trustees, and unless and until the Trustees shall have declared the principal of and interest on the Debentures to be due and payable, the Trustees shall so invest such monies at the Written Direction of the Corporation given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustees in any chartered bank of Canada or the United States, with the consent of the Corporation, or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof or the federal laws of the United States at the rate of interest, if any, then current on similar deposits.

Unless and until the Trustees shall have declared the principal of and interest on the Debentures to be due and payable, the Trustees shall pay over to the Corporation all interest received by the Trustees in respect of any investments or deposits made pursuant to the provisions of this Section; provided that the Trustees shall not be liable for any interest on funds held uninvested by them.

15.7	Trustee Not Required to Give Security

The Trustees shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

15.8	Eligibility

This Indenture must always have a Trustee that satisfies the requirements of Section 310(a) of the Trust Indenture Act and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

For so long as required by applicable Canadian law, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee represents and warrants to the Corporation that it is a trust company organized under the laws of Canada or a province thereof and is authorized under such laws and the laws of each province of Canada to carry on trust business therein. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section 15.9, any trustee which is a successor to or is appointed as a replacement of the Canadian Trustee shall meet the qualifications set out in this Section 15.9. Notwithstanding any other provision hereof, requirements of the Trust Indenture Act specified herein shall be applicable to the Canadian Trustee only to the extent applicable by law.

15.9	Compensation and Indemnity

(a) The Corporation shall pay to the Trustees from time to time compensation for their services hereunder as agreed separately by the Corporation and the Trustees, and shall pay or reimburse the Trustees upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in the administration or execution of their duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustees under this Indenture shall be finally and fully performed. The Trustees’ compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b) The Corporation hereby indemnifies and saves harmless the Trustees and its directors, officers and employees from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Trustees or which they may suffer or incur as a result of or arising out of the performance of their duties and obligations hereunder save only in the event of the negligence, wilful misconduct or fraud of the Trustees. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustees. The Trustees shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustees shall co-operate in the defence. The Trustees may have separate Counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustees or the discharge of this Indenture.

(c) The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustees through negligence, wilful misconduct or fraud.

(d) The Trustees shall have a lien prior to the Debentures as to all property or funds held by them hereunder for any amounts owning them or any predecessor Trustees pursuant to this Section 15.9, except with respect to funds held in trust for the benefit of the Debentureholders.

15.10	Acceptance of Trust

The Trustees hereby accepts the trusts in this Indenture declared and provided for and agree to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

15.11	Attorney-in-Fact

The Trustees hereby agree to act as the attorneys-in-fact for the holders of the Debentures to the extent necessary or desirable for the purposes of this Indenture and each holder by receiving and holding the Debentures accepts and confirms the appointment of the Trustees as the attorneys-in-fact of such holder to the extent necessary for the purposes hereof and in accordance with and subject to the provisions hereof.

To the extent necessary and for greater certainty (but without in any way detracting from custom and usage applicable with regards to the relationship between the Corporation, the Trustees and the holders of Debentures hereunder) and subject to any applicable law of public order, the Trustees and the Corporation hereby agree with regards to the Trustees so acting as the attorney-in-fact of the holders of Debentures hereunder and each holder of Debentures by receiving and holding same agrees with the Corporation and the Trustees that, notwithstanding any other provision hereof and except as may be otherwise set forth in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Debentures pursuant to this Indenture, relating thereto, no holder of Debentures shall be liable to third parties for acts performed by the Trustee (or any other Person appointed by the Trustees to perform all or any of their rights, powers, trusts or duties hereunder) during the exercise of their rights, powers and trusts and the performance of their duties under this Indenture or for injury caused to such parties by the fault of the Trustees (or any such Person), or for contracts entered into in favour of such parties, during such performance. For great certainty, none of the provisions contained in this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur financial liability in the performance of any of their duties or in the exercise of any of their rights or powers unless indemnified.

15.12	Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Indenture. Notwithstanding any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustees, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustees shall use commercially reasonable efforts to ensure that their services hereunder comply with Privacy Laws. Specifically, the Trustees agree: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved or as permitted by Privacy Laws; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

15.13	Force Majeure

The Trustees shall not be personally liable, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

15.14	Anti-Money Laundering

The Trustees shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustees, in their sole judgment and acting reasonably, determines that such act might cause them to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustees, in their sole judgment and acting reasonably, determine at any time that they acting under this Indenture has resulted in their being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then they shall have the right to resign on 10 days’ prior written notice sent to the Corporation or any shorter period of time as agreed to by the Corporation provided that:

(a)	a Trustee’s written notice shall describe the circumstances of such non-compliance; and

(b)	if such circumstances are rectified to such Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

15.15	Conditions Precedent to Trustees’ Obligations to Act Hereunder

The Trustees shall not be bound to give any notice or to do or take any act, action or proceeding in virtue of the powers conferred on them hereby unless and until they shall be required so to do under the terms hereof; nor, subject to any default or Event of Default which may be known by a Trustee, shall the Trustees be required to take notice of any default or Event of Default hereunder, unless and until notified in writing of such default or Event of Default, which notice shall distinctly specify the default or Event of Default desired to be brought to the attention of a Trustee, and in the absence of such notice, the Trustees may for all purposes of this Indenture conclusively assume that the Corporation is not in default hereunder and that no default has been made with respect to the payment of principal of, premium, if any, Additional Amount, if any, or interest on Debentures or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustees to determine whether or not the Trustees shall take action with respect to any default or Event of Default.

The Corporation shall provide to the Trustees an incumbency certificate setting out the names and sample signatures of Persons authorized to give instructions to the Trustees hereunder. The Trustees shall be entitled to rely on such certificate until a revised certificate is provided to them hereunder. The Trustees shall be entitled to refuse to act upon any instructions given by a party which are signed by any Person other than a Person described in the incumbency certificate provided to them pursuant to this Section.

The Trustees shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Trustees (“Electronic Methods”) from a Person purporting to be (and whom such Trustees, acting reasonably, believes in good faith to be) the authorized representative of the Corporation, as sufficient instructions and authority of the Corporation for the Trustees to act and shall have no duty to verify or confirm that Person is so authorized. The Trustees shall have no liability for any losses, liabilities, costs or expenses incurred by them as a result of such reliance upon or compliance with such instructions or directions. The Corporation agrees: (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustees, including without limitation the risk of the Trustees acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustees and that there may be more secure methods of transmitting instructions than the method(s) selected by the Corporation; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

ARTICLE 16

SUPPLEMENTAL INDENTURES

16.1	Supplemental Indentures

From time to time the Trustees and, when authorized by a resolution of the Board of Directors of Corporation, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	providing for the issuance of Additional Debentures under this Indenture;

(b)

adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(c)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Trustees relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(d)

evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)

appointing a successor Depository in the event that (i) the Depository has notified the Trustees, or the Corporation has notified the Trustees, that it is unwilling or unable to continue as Depository or (ii) the Depository ceases to be eligible to be a Depository under Section 2.7(b);

(f)	giving effect to any Extraordinary Resolution or any amendment, supplement or waiver requiring the consent of each holder approved as provided in Article 13;

(g)	to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; and

(h)	for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Trustees may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders. Further, the Corporation and the Trustees may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Trustees (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

It is not necessary for holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Prior to executing any supplement or amendment hereto, the Trustees shall receive an opinion of Counsel stating that such supplement or amendment is authorized or permitted by this Indenture.

After an amendment, supplement or waiver becomes effective, the Corporation will send to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Corporation will send supplemental indentures to holders upon request. Any failure of the Corporation to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

16.2	Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE 17

EXECUTION

17.1	Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS whereof the parties hereto have executed these presents by the hands of their proper officers in that behalf.

ENERGY FUELS INC.

By:
Name:	Daniel G. Zang
Title:	Chief Financial Officer

BNY TRUST COMPANY OF CANADA, as Canadian Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as U.S. Trustee

By:
Name:
Title:

SCHEDULE “A”

TO THE AMENDED AND RESTATED

CONVERTIBLE DEBENTURE INDENTURE AMONG

ENERGY FUELS INC.,

BNY TRUST COMPANY OF CANADA

AND

THE BANK OF NEW YORK MELLON

FORM OF DEBENTURE

SCHEDULE “A”

FORM OF DEBENTURE

[GLOBAL DEBENTURE LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ENERGY FUELS INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

TRANSFERS OF THIS DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CDS & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

CUSIP [●]

ISIN [●]

$[●]

No. [●]

[NAME OF REGISTERED HOLDER]

ENERGY FUELS INC.

(A corporation continued under the laws of Ontario)

FLOATING RATE CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

ENERGY FUELS INC. (the “Corporation” or the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Amended and Restated Convertible Debenture Indenture (the “Indenture”) dated as of                      among the Corporation, BNY Trust Company of Canada (the “Canadian Trustee”) and The Bank of New York Mellon (the “U.S. Trustee”), promises to pay to the registered holder hereof on December 31, 2020 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the “Maturity Date”) the principal sum of [● ($●)] Dollars in lawful money of Canada on presentation and surrender of this Initial Debenture at the principal office of the Trustees in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the Applicable Rate (based on a 365 day year and the actual number of days elapsed in that period), in like money, in arrears in semi-annual installments on June 30 and December 31 in each year commencing on December 31, 2012 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should the Corporation at any time make default in the payment of any principal, premium, if any, or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates. For certainty, the first interest payment will include interest accrued from                      to, but excluding December 31, 2016. For the purposes of disclosure under the Interest Act (Canada), whenever interest is computed under this Initial Debenture on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in such calendar year of calculation and dividing it by the number of days in the deemed year.

This Initial Debenture is one of the Floating-Rate Convertible Unsecured Subordinated Debentures (referred to herein as the “Initial Debentures”) of the Corporation issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of $22,000,000 in lawful money of Canada. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Trustees, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Any part, being $1,000 or an integral multiple thereof, of the principal of this Initial Debenture, provided that the principal amount of this Initial Debenture is in a denomination in excess of $1,000, is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Trustees, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then, to the extent so called for redemption, up to but not after the close of business on the fifth Business Day immediately preceding the date specified for redemption of this Initial Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at a conversion price of $4.15 (the “Conversion Price”) per Common Share, being a rate of approximately 240.96 Common Shares for each $1,000 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. No Initial Debentures may be converted during the five Business Days preceding and including June 30 and December 31 in each year, commencing December 31, 2016, as the registers of the Canadian Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the Current Market Price of such fractional interest determined in accordance with the Indenture. Holders converting Debentures shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion to the date that is one Business Day prior to the Date of Conversion. If a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or Persons entitled to receive Common Shares in respect of the Debentures so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

At any time prior to the Maturity Date of the Initial Debentures, provided that the Current Market Price of the Common Shares of the Corporation is at least 125% of the Conversion Price of the Initial Debentures, the Initial Debentures are redeemable at the option of the Corporation in whole or in part from time to time at a Redemption Price equal to 100% (expressed as a percentage of their principal amount) plus accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. In connection with the redemption of the Initial Debentures pursuant to this paragraph, the Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy its obligation to pay all or any portion of the applicable Redemption Price by the issue of that number of Common Shares obtained by dividing the applicable Redemption Price by 95% of the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange or such other stock exchange on which the Initial Debentures may be listed for the 20 consecutive trading days ending five trading days before the Redemption Date.

In addition, at any time after June 30, 2019 and prior to the Maturity Date of the Initial Debentures, the Initial Debentures are redeemable at the option of the Corporation in whole or in part from time to time at a Redemption Price equal to 101% (expressed as a percentage of their principal amount) plus accrued and unpaid interest thereon up to (but excluding) the Redemption Date. Notwithstanding anything in this Debenture or in the Indenture to the contrary (including any provision of Section 4.6 of the Indenture), in connection with the redemption of the Initial Debentures pursuant to this paragraph, the Redemption Price shall be paid in cash.

Upon the occurrence of a Change of Control of the Corporation, the Corporation is required to make an offer to purchase all of the Initial Debentures at a price equal to 100% of the principal amount of such Initial Debentures plus accrued and unpaid interest (if any) up to, but excluding, the date the Initial Debentures are so repurchased (the “Change of Control Purchase Offer”). If 90% or more of the principal amount of all Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Trustees have been tendered for purchase pursuant to the Change of Control Purchase Offer, the Corporation has the right to redeem all the remaining outstanding Initial Debentures on the same date and at the same price.

If an offer is made for the Initial Debentures which is a take-over bid for the Initial Debentures within the meaning of applicable Canadian securities laws and 90% or more of the principal amount of all the Initial Debentures (other than Initial Debentures held at the date of the offer by or on behalf of the Offeror, associates or affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Initial Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Initial Debentures.

The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory or stock exchange approval, elect to satisfy the obligation to repay all or any portion of the principal amount of this Initial Debenture due on the Maturity Date by the issue of that number of Freely Tradeable Common Shares obtained by dividing the principal amount of this Initial Debenture (or that portion to be paid for in Common Shares pursuant to the exercise by the Corporation of the Common Share Repayment Right), by 95% of the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange or other stock exchange on which the Debentures may be listed for the 20 consecutive trading days ending five trading days before the Maturity Date, provided that all accrued and unpaid interest thereon shall be payable to the holder in cash.

Each holder of Initial Debentures shall have a right (the “Put Right”) to require the Corporation to purchase up to 20% of the Initial Debentures held by such holder on June 30, 2017 at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest (less any tax required by law to be deducted) on such Initial Debentures up to, but excluding, the Put Date and subject to the terms and conditions of the Indenture.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

Any payments made by or on behalf of the Corporation under or with respect to the Debentures (including for greater certainty and without limitation, the delivery of Common Shares or other property in connection with the conversion or redemption of Debentures) will be made free and clear of and without withholding or deduction for or on account of any Canadian Taxes, unless the Corporation or any other Payor is required to withhold or deduct Canadian Taxes by applicable law or by the interpretation or administration thereof by the relevant governmental authority. If the Corporation is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debentures, the Corporation will cause the Payor to make such withholding or deduction and will remit the full amount withheld or deducted to the relevant governmental authority as and when required by applicable law and the Corporation will pay such Additional Amounts as may be necessary so that the net amount received by each Debentureholder that is a non-resident of Canada (“Non-Resident Holder”) after such withholding or deduction will not be less than the amount such Non-Resident Holder would have received if such Canadian Taxes had not been withheld or deducted, provided, however, that no Additional Amounts will be payable with respect to any payment to an Excluded Holder.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified percentage of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Debenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustees and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustees may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Canadian Trustee or other registrar, and upon compliance with such reasonable requirements as the Canadian Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Canadian Trustee under the Indenture.

To the extent that the terms and conditions stated in this Debenture conflict with the terms and conditions of the Indenture, the latter shall prevail.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF ENERGY FUELS INC. has caused this Debenture to be signed by its authorized representatives as of the      day of                     .

ENERGY FUELS INC.

By:

(FORM OF CANADIAN TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the Floating-Rate Convertible Unsecured Subordinated Debentures due December 31, 2020 referred to in the Indenture within mentioned.

BNY TRUST COMPANY OF CANADA

By:
(Authorized Officer)

[INSERT FORM OF REGISTRATION PANEL ONLY IF THIS IS A GLOBAL DEBENTURE]

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Canadian Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Canadian Trustee or Other Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     , whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $         principal amount hereof*) of ENERGY FUELS INC. standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Canadian Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*	If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of $1,000 by reason of your having exercised your right to exchange upon the making of a Change of Control Purchase Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

1.	The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

EXHIBIT “1”

TO CDS GLOBAL DEBENTURE

ENERGY FUELS INC.

FLOATING-RATE CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

DUE DECEMBER 31, 2020

Initial Principal Amount: $ [●]	CUSIP [●]

ISIN CA [●]

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

SCHEDULE “B”

TO THE CONVERTIBLE DEBENTURE INDENTURE BETWEEN

ENERGY FUELS INC.,

BNY TRUST COMPANY OF CANADA

AND

THE BANK OF NEW YORK MELLON

FORM OF REDEMPTION NOTICE

SCHEDULE “B”

FORM OF REDEMPTION NOTICE

ENERGY FUELS INC.

FLOATING-RATE CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

REDEMPTION NOTICE

To:	Holders of Floating-Rate Convertible Unsecured Subordinated Debentures (the “Debentures”) of Energy Fuels Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the Amended and Restated Convertible Debenture Indenture (the “Indenture”) dated as of             , 2016 among the Corporation, BNY Trust Company of Canada (the “Canadian Trustee”) and The Bank of New York Mellon (the “U.S. Trustee”), that the aggregate principal amount of $[●] of the $[●] of Debentures outstanding will be redeemed as of [●] (the “Redemption Date”), pursuant to [Section 2.5(d) Indenture ] [Section 2.5(e) of the Indenture], upon payment of a redemption amount of $[●] for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $[●] (the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

BNY Trust Company of Canada

320 Bay Street, 11th Floor, Toronto, Ontario, M5H 4A6

Attention: Transaction Management Group

Facsimile No.: 416-360-1711

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned principal office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

[Pursuant to Section 4.6 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay $[●] of the Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Freely Tradeable Common Shares obtained by dividing the Redemption Price by 95% of the Current Market Price of the Common Shares.]

No fractional Common Shares shall be delivered upon the exercise by the Corporation of the above mentioned redemption right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Redemption Date, provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation shall, on the Redemption Date, make the delivery to the Canadian Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of certificates representing the Freely Tradeable Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, cash for all accrued and unpaid interest up to, but

B-1

excluding, the Redemption Date, and, if only a portion of the Debentures are to be redeemed by issuing Freely Tradeable Common Shares, cash representing the balance of the Redemption Price.]

DATED:

ENERGY FUELS INC.

(Authorized Director or Officer of ENERGY FUELS INC.)

B-2

SCHEDULE “C”

TO THE CONVERTIBLE DEBENTURE INDENTURE BETWEEN

ENERGY FUELS INC.,

BNY TRUST COMPANY OF CANADA

AND

THE BANK OF NEW YORK MELLON

FORM OF MATURITY NOTICE

SCHEDULE “C”

FORM OF MATURITY NOTICE

ENERGY FUELS INC.

FLOATING-RATE CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

MATURITY NOTICE

To:	Holders of Floating-Rate Convertible Unsecured Subordinated Debentures (the “Debentures”) of Energy Fuels Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.10(b) of the Amended and Restated Convertible Debenture Indenture (the “Indenture”) dated as of             , 2016 among the Corporation and BNY Trust Company of Canada, as Canadian Trustee (the “Canadian Trustee”) and The Bank of New York Mellon, as U.S. Trustee (the “U.S. Trustee”), that the Debentures are due and payable as of December 31, 2020 (the “Maturity Date”) and the Corporation elects to satisfy its obligation to repay to holders of Debentures the principal amount of all of the Debentures outstanding on the Maturity Date, together with all accrued and unpaid interest thereon, by issuing and delivering to the holders that number of Freely Tradeable Common Shares equal to the number obtained by dividing such principal amount of the Debentures and accrued and unpaid interest thereon by 95% of the Current Market Price of the Common Shares on the Maturity Date.

No fractional Common Shares shall be delivered on exercise by the Corporation of the above mentioned repayment right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Maturity Date, provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Corporation shall, on the Maturity Date, make delivery at the principal office of the Trustees, for delivery to and on account of the holders, of certificates representing the Freely Tradeable Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, and if only a portion of the Debentures are to be repaid by issuing Freely Tradeable Common Shares, cash representing the balance of the principal amount, premium (if any) and interest due on the Maturity Date.

DATED:

ENERGY FUELS INC.

(Authorized Director or Officer of ENERGY FUELS INC.)

C-1

SCHEDULE “D”

TO THE CONVERTIBLE DEBENTURE INDENTURE BETWEEN

ENERGY FUELS INC.,

BNY TRUST COMPANY OF CANADA

AND

THE BANK OF NEW YORK MELLON

FORM OF NOTICE OF CONVERSION

SCHEDULE “D”

FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE

TO:	ENERGY FUELS INC.

AND TO:	BNY TRUST COMPANY OF CANADA

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of Floating Rate Convertible Unsecured Subordinated Debentures irrevocably elects to convert such Debentures (or $[●] principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of Energy Fuels Inc. issuable upon a conversion be issued and delivered to the Person indicated below. (If Common Shares are to be issued in the name of a Person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Conversion Price:

Date:
(Signature of registered holder)

*	If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:	If Common Shares are to be issued in the name of a Person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued,

delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

D-1

SCHEDULE “E”

TO THE CONVERTIBLE DEBENTURE INDENTURE BETWEEN

ENERGY FUELS INC.,

BNY TRUST COMPANY OF CANADA

AND

THE BANK OF NEW YORK MELLON

FORM OF PUT RIGHT EXERCISE NOTICE

SCHEDULE “E”

FORM OF PUT RIGHT EXERCISE NOTICE

PUT RIGHT EXERCISE NOTICE

TO:	ENERGY FUELS INC.

AND TO:	BNY TRUST COMPANY OF CANADA

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of $[●] aggregate principal amount of Floating Rate Convertible Unsecured Subordinated Debentures, bearing Certificate No. [●] of Energy Fuels Inc. (“Corporation”) irrevocably elects to put $[●]* aggregate principal amount thereof to be purchased by the Corporation on June 30, 2017 (the “Put Date”) in accordance with the terms of the Indenture referred to in such Debentures, at a price of $1,000 for each $1,000 principal amount of Debentures plus all accrued and unpaid interest thereon (less any tax required by law to be deducted) to, but excluding, the Put Date (collectively, the “Total Put Price”) and tenders herewith the Debentures.

*	No more than 20% of the Initial Debentures held may be put to the Corporation and the amount put must be $1,000 or an integral multiple thereof.

THE INTEREST UPON THE PRINCIPAL AMOUNT OF DEBENTURES PUT TO THE CORPORATION SHALL CEASE TO BE PAYABLE FROM AND AFTER THE PUT DATE UNLESS PAYMENT OF THE TOTAL PUT PRICE SHALL NOT BE MADE ON PRESENTATION FOR SURRENDER OF SUCH INITIAL DEBENTURES AT THE ABOVE MENTIONED CORPORATE TRUST OFFICE ON OR AFTER THE PUT DATE OR PRIOR TO THE SETTING ASIDE OF THE TOTAL PUT PRICE PURSUANT TO THE INDENTURE.

Date:
(Signature of registered holder)

*	If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

(Print name in which Common Shares are to be issued,

delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

E-1